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                                                               EXHIBIT 10(u)(10)

                  RELIANT ENERGY, INCORPORATED RETIREMENT PLAN

            (As Amended and Restated Effective as of January 1, 1999)

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                  RELIANT ENERGY, INCORPORATED RETIREMENT PLAN

            (As Amended and Restated Effective as of January 1, 1999)

                                    I N D E X

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ARTICLE I      DEFINITIONS........................................................................    3

     1.1       Accrued Benefit....................................................................    3
     1.2       Accrued Pension....................................................................    3
     1.3       Actuarial Equivalent...............................................................    3
     1.4       Actuary............................................................................    4
     1.5       Additional Contribution Credit.....................................................    4
     1.6       Affiliate..........................................................................    4
     1.7       Anniversary Date...................................................................    4
     1.8       Annuity Starting Date..............................................................    4
     1.9       Authorized Absence.................................................................    4
     1.10      Basic Contribution Credit..........................................................    5
     1.11      Beneficiary........................................................................    5
     1.12      Cash Balance Account...............................................................    5
     1.13      Code...............................................................................    5
     1.14      Committee..........................................................................    5
     1.15      Company............................................................................    5
     1.16      Compensation.......................................................................    5
     1.17      Death Benefit......................................................................    6
     1.18      Disability Leave of Absence........................................................    6
     1.19      Early Retirement Date..............................................................    6
     1.20      Effective Date.....................................................................    6
     1.21      Employee...........................................................................    6
     1.22      Employer...........................................................................    7
     1.23      ERISA..............................................................................    7
     1.24      Grandfathered Benefit..............................................................    7
     1.25      Interest Credit....................................................................    7
     1.26      Interest Rate......................................................................    7
     1.27      Investment Manager.................................................................    7
     1.28      Leave for Business or Civic Reasons................................................    7
     1.29      Member.............................................................................    7
     1.30      Minnegasco Member..................................................................    7
     1.31      Minnegasco Pension.................................................................    7
     1.32      Minnegasco Plan....................................................................    7
     1.33      NorAm Member.......................................................................    7
     1.34      NorAm Pension......................................................................    7
     1.35      NorAm Plan.........................................................................    7
     1.36      Normal Retirement Date.............................................................    8
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     1.37      Normal Retirement Pension..........................................................    8
     1.38      Pension............................................................................    8
     1.39      Plan...............................................................................    8
     1.40      Plan Year..........................................................................    8
     1.41      Postponed Retirement Date..........................................................    8
     1.42      Prior Plan.........................................................................    8
     1.43      Prior Plan Member..................................................................    8
     1.44      Prior Plan Pension.................................................................    8
     1.45      Qualified Joint and Survivor Annuity...............................................    8
     1.46      Qualified Military Service.........................................................    8
     1.47      Required Beginning Date............................................................    8
     1.48      Retirement Date....................................................................    9
     1.49      Service............................................................................    9
     1.50      Severance from Service Date........................................................    9
     1.51      Single Life Annuity................................................................    9
     1.52      Spouse.............................................................................    9
     1.53      Transferred Member.................................................................    9
     1.54      Trustee............................................................................    9
     1.55      Trust Agreement....................................................................    9
     1.56      Trust Fund.........................................................................    9
     1.57      Vesting Service....................................................................    9

ARTICLE II     ELIGIBILITY........................................................................   10

ARTICLE III    SERVICE............................................................................   11

     3.1       Service Defined....................................................................   11
     3.2       Service Commencement Date..........................................................   11
     3.3       Severance From Service.............................................................   12
     3.4       Disability.........................................................................   12
     3.5       Maternity or Paternity Absence.....................................................   12
     3.6       Leave for Business or Civic Reasons................................................   13
     3.7       Leave for Qualified Military Service...............................................   13

ARTICLE IV     BREAK IN SERVICE...................................................................   14

     4.1       Break In Service...................................................................   14
     4.2       Effect of Re-Employment After Break In Service.....................................   14
     4.3       Effect of Re-Employment Prior to Break In Service..................................   14

ARTICLE V      VESTING SERVICE AND TOTAL SERVICE..................................................   15

     5.1       Vesting............................................................................   15
     5.2       Vesting Service....................................................................   15
     5.3       Minimum Vesting Service............................................................   15
     5.4       Total Service......................................................................   15
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ARTICLE VI     TRANSFER OF EMPLOYMENT.............................................................   16

ARTICLE VII    PENSION AMOUNTS....................................................................   17

     7.1       Normal Retirement Pension..........................................................   17
     7.2       Establishment of a Member's Cash Balance Account...................................   17
     7.3       Basic Contribution Credits.........................................................   18
     7.4       Additional Contribution Credit.....................................................   19
     7.5       Interest Credit....................................................................   20
     7.6       Grandfathered Benefit..............................................................   20
     7.7       Member's Status on December 31, 1998...............................................   23

ARTICLE VIII   REQUIREMENTS FOR RETIREMENT BENEFITS...............................................   24

     8.1       Retirement Benefit.................................................................   24
     8.2       Early Retirement...................................................................   24
     8.3       Retirement Benefits Following an Authorized Absence................................   24

ARTICLE IX     DEATH BENEFIT......................................................................   25

     9.1       Death Benefit......................................................................   25
     9.2       Payment of Death Benefit...........................................................   25
     9.3       Pre-Retirement Survivor Annuity....................................................   25
     9.4       Effect on Optional Form Election...................................................   26
     9.5       No Death Benefit After Commencement of Benefits....................................   26

ARTICLE X      BENEFICIARIES......................................................................   27

     10.1      Designation of Beneficiary.........................................................   27
     10.2      Spouse as Beneficiary..............................................................   28

ARTICLE XI     PAYMENT OF PENSIONS................................................................   29

     11.1      Commencement of Benefits...........................................................   29
     11.2      Normal Form of Payment.............................................................   29
     11.3      Election to Waive Automatic Option.................................................   30
     11.4      Other Optional Pensions............................................................   31
     11.5      NorAm and Minnegasco Benefits......................................................   32
     11.6      Payment of Small Benefits..........................................................   32
     11.7      Reemployment.......................................................................   32
     11.8      Reduction of Normal Retirement Pension to Account for Distributions................   33
     11.9      Direct Rollovers...................................................................   33
     11.10     Uniform Alternate Benefits.........................................................   34

ARTICLE XII    CLAIM PROCEDURES...................................................................   36

     12.1      Presenting Claims for Benefits.....................................................   36
     12.2      Claims Review Procedure............................................................   36
     12.3      Disputed Benefits..................................................................   37
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                                     (iii)

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ARTICLE XIII   PLAN ADMINISTRATION................................................................   38

     13.1      Appointment of Committee...........................................................   38
     13.2      Records of the Committee...........................................................   38
     13.3      Committee Action...................................................................   38
     13.4      Committee Disqualification.........................................................   38
     13.5      Committee Compensation, Expenses and Adviser.......................................   38
     13.6      Committee Liability................................................................   38
     13.7      Committee Determinations...........................................................   39
     13.8      Information From Employer..........................................................   40
     13.9      General Powers of the Committee....................................................   40
     13.10     Uniform Administration.............................................................   40
     13.11     Reporting Responsibilities.........................................................   40
     13.12     Disclosure Responsibilities........................................................   40
     13.13     Allocation of Responsibilities Among Fiduciaries...................................   41
     13.14     Annual Audit.......................................................................   41

ARTICLE XIV    CONTRIBUTIONS TO THE PLAN..........................................................   43

     14.1      Member Contributions...............................................................   43
     14.2      Employer Contributions.............................................................   43
     14.3      Discontinuance or Suspension of Contributions......................................   43
     14.4      Forfeitures Credited Against Employer's Contributions..............................   44
     14.5      Single Plan........................................................................   44

ARTICLE XV     AMENDMENT OF THE PLAN..............................................................   45

     15.1      Right to Amend Reserved............................................................   45
     15.2      Limitations on Right to Amend......................................................   45
     15.3      Form of Amendment..................................................................   46
     15.4      Merger of Plan with Another Pension Plan...........................................   46

ARTICLE XVI    THE TRUSTEE AND THE TRUST FUND.....................................................   47

     16.1      Trust Agreement....................................................................   47
     16.2      Benefits Paid Solely From Trust Fund...............................................   47
     16.3      Trust Fund Applicable Only to Payment of Benefits..................................   47
     16.4      Accounting by Trustee..............................................................   47
     16.5      Authorization to Protect Trustee...................................................   47
     16.6      Exemption From Bond................................................................   47

ARTICLE XVII   TERMINATION OF THE PLAN............................................................   48

     17.1      Right to Terminate Reserved........................................................   48
     17.2      Continuance With Successor Employer................................................   49
     17.3      Liquidation of Trust Fund..........................................................   49
     17.4      Partial Termination................................................................   51
     17.5      Distribution of Trust Fund.........................................................   51
     17.6      Residual Amounts...................................................................   52
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     17.7      Limitations Imposed by Treasury Regulations Upon
               Early Termination of Plan..........................................................   52

ARTICLE XVIII  ADOPTION OF PLAN BY AFFILIATES.....................................................   55

     18.1      Adoptive Instrument................................................................   55
     18.2      Effect of Adoption.................................................................   55
     18.3      Separation of the Trust Fund.......................................................   55
     18.4      Voluntary Separation...............................................................   56
     18.5      Approval of Amendment..............................................................   56

ARTICLE XIX    MISCELLANEOUS......................................................................   57

     19.1      Plan Not an Employment Contract....................................................   57
     19.2      Controlling Law....................................................................   57
     19.3      Invalidity of Particular Provisions................................................   57
     19.4      Non-Alienation of Benefits.........................................................   57
     19.5      Copy Available to Members..........................................................   57
     19.6      Evidence Furnished Conclusive......................................................   57
     19.7      Unclaimed Benefits.................................................................   58
     19.8      Name and Address Changes...........................................................   58
     19.9      Payments in Satisfaction of Claims of Members......................................   58
     19.10     Payment of Pre-Existing Pensions Assumed...........................................   58
     19.11     Headings for Convenience Only......................................................   58
     19.12     Payments to Minors and Incompetents................................................   58

ARTICLE XX     TOP-HEAVY PLAN REQUIREMENTS........................................................   60

     20.1      General Rule.......................................................................   60
     20.2      Vesting Provisions.................................................................   60
     20.3      Minimum Benefit Provisions.........................................................   60
     20.4      Limitation on Compensation.........................................................   61
     20.5      Limitation of Benefits.............................................................   61
     20.6      Coordination With Other Plans......................................................   61
     20.7      Distributions to Certain Key Employees.............................................   62
     20.8      Determination of Top-Heavy Status..................................................   62

ARTICLE XXI    LIMITATION ON BENEFITS.............................................................   66

     21.1      Single Defined Benefit Plan........................................................   66
     21.2      Two or More Defined Benefit Plans..................................................   68
     21.3      Defined Contribution Plan and Defined Benefit Plan.................................   68
     21.4      Definitions........................................................................   70

ARTICLE XXII   CERTAIN WELFARE BENEFITS FOR ELIGIBLE RETIRED EMPLOYEES AND THEIR DEPENDENTS.......   73

     22.1      Definitions........................................................................   73
     22.2      Payment of Welfare Benefits........................................................   74
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     22.3      Effect of This Article on the Welfare Benefit Programs.............................   74
     22.4      Establishment of Welfare Benefits Account..........................................   74
     22.5      Contributions to the Welfare Benefits Account......................................   75
     22.6      Forfeiture.........................................................................   75
     22.7      Expenses...........................................................................   75
     22.8      Non-Diversion of Welfare Benefit Account Assets....................................   75
     22.9      Amendment or Termination of Welfare Benefits.......................................   75

APPENDIX A     ...................................................................................   77

     A.1       NorAm Members......................................................................   77
     A.2       Minnegasco Members.................................................................   77

APPENDIX B     ...................................................................................   79

     B.1       Definitions........................................................................   79
     B.2       Distribution of Employee Derived Accrued Benefit...................................   79
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                                      (vi)

                  RELIANT ENERGY, INCORPORATED RETIREMENT PLAN

            (As Amended and Restated Effective as of January 1, 1999)

                                    Recitals

                  Houston Lighting & Power Company, a Texas corporation with its principal place of business in Houston, Harris County, Texas, established a Retirement Plan effective July 1, 1953, for the benefit of its eligible employees. The Retirement Plan was subsequently adopted and continued by Houston Industries Incorporated, a Texas corporation, as sponsoring employer (the "Company") on January 14, 1977. The Retirement Plan was amended and restated effective January 1, 1985, and was thereafter amended by the First through Seventh Amendments thereto. Effective January 1, 1989, the Retirement Plan was amended and restated, and was thereafter amended by the First through Ninth Amendments thereto (said Retirement Plan as amended and continued up to November 30, 1995, being hereinafter referred to as the "1989 Plan").

                  The 1989 Plan was then again amended and restated, effective as of December 1, 1995 ("Prior Plan"), to provide a consolidated copy of the Prior Plan and to provide for a retiree welfare benefits account pursuant to
Section 401(h) of the Internal Revenue Code of 1986, as amended (the "Code"). The Prior Plan was then further amended by the First through Fifth Amendments thereto.

                  As part of the Prior Plan, the Company adopted the Houston Industries Incorporated Retirement Trust, as amended and restated effective October 1, 1978, and as thereafter amended (the "Trust Agreement"), to hold and administer the funds contributed under the Prior Plan for the exclusive benefit of the employees covered thereunder and their beneficiaries.

                  The Trust Agreement was amended and restated in the form of the Houston Industries Incorporated Master Retirement Trust, effective January 1, 1994, and thereafter amended and restated effective July 1, 1998. Said Trust Agreement is intended to continue in effect and to form a part of this Plan.

                  Effective January 1, 1999, the Board of Directors of the Company authorized the amendment and restatement of the Prior Plan in the form set forth herein (the "Plan") to implement a cash balance plan, to reflect the merger of the Plan with the NorAm Energy Corp. Employees Retirement Plan and the Minnegasco Division Employees' Pension Plan, effective as of January 1, 1999, to incorporate changes required by the Retirement Protection Act of 1994 under the General Agreement on Tariffs and Trades, the Uniformed Services Employment and Reemployment Rights Act, the Small Business Job Protection Act of 1996, and the Tax Reform Act of 1997, and to make certain other changes.

                  There shall be no termination and no gap or lapse in time or effect between the Prior Plan as in effect on December 31, 1998, and this Plan, and the existence of a qualified pension plan shall be uninterrupted. The amendment and restatement of the Prior Plan in the form of this Plan shall not operate to exclude, diminish, limit or restrict the payments or continuation of payments of benefits accrued and then accruing to Members under the Prior Plan as of December 31, 1998. The amount of Prior Plan benefits in pay status to such persons on December 31, 1998, and the amount of Prior Plan Benefits accrued to terminated vested participants on December 31, 1998, shall be continued in the same manner and amount, undiminished, preserved and fully vested, under this Plan. Except to the extent otherwise required to reflect the fact that such Prior Plan Member's benefits accrued under the Prior Plan are continued under this Plan and except as otherwise expressly provided herein, the provisions of this Plan shall apply only to an Employee or Member who terminates his Service on or after January 1, 1999.

                  The Plan and Trust Agreement are intended to meet the requirements of Sections 401(a) and 501(a) of the Code and of the Employee Retirement Income Security Act of 1974, as either may be amended from time to time.

                  Effective as of May 5, 1999, the name of the Company was changed to Reliant Energy, Incorporated.

                  NOW, THEREFORE, Reliant Energy, Incorporated hereby amends, restates in its entirety and continues the Houston Industries Incorporated Retirement Plan in the form of the Reliant Energy, Incorporated Retirement Plan, effective as of January 1, 1999, as follows:

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                                   ARTICLE I

                                  DEFINITIONS

                  Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

         1.1 Accrued Benefit: As of any given date after the Effective Date, the monthly amount of retirement income that would be payable in the form of a Single Life Annuity under this Plan commencing on the Member's Normal Retirement Date (or Severance from Service Date, if later), based on the value of the Member's Cash Balance Account or, if applicable, the Grandfathered Benefit under Section 7.6 as of such date.

         1.2 Accrued Pension: A Member's accrued benefit as of December 31, 1998, under the Prior Plan, or, with respect to a Minnegasco Member or a NorAm Member, the Member's Minnegasco Pension or NorAm Pension as of such date, as applicable.

         1.3 Actuarial Equivalent: For any specified annuity or benefit means another annuity or benefit, commencing at a different date or payable in a different form than the specified annuity or benefit, but which has the same present value as the specified annuity or benefit, when measured using the following mortality and interest assumptions:

                  (a) General Rule: For all purposes under the Plan, except as otherwise provided in this Section 1.3:

                           (i) An interest rate of 9.5% per annum interest assumption, compounded annually; and

                           (ii) The Unisex Mortality Table UP-1984 without any age adjustments.

                  (b) Valuing Normal Retirement Pension, Conversion of Cash Balance Account to Annuity and Calculation of Lump Sums: For purposes of Section 7.1, with respect to determining a Member's Normal Retirement Pension; Article XI, with respect to converting a Member's Cash Balance Account into an annuity form of payment and with respect to calculating an Accrued Benefit as a lump-sum payment; and Section
         11.6 (Payment of Small Benefits):

                           (i) The average annual interest rate on 30-year Treasury securities as reported daily during the month of November preceding the first day of the Plan Year that contains the Annuity Starting Date for the distribution; and

                           (ii) The blended 1983 Group Annuity Mortality Table published in Rev. Rul. 95-6, or such other mortality table as may be published from time to time pursuant to Code
                  Section 417(e) and the regulations promulgated thereunder; and

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                           (iii)    The Member's actual age (in years and days)
                  on his or her benefit commencement date.

                  (c) Initial Balance of Cash Balance Account: For purposes of Section 7.2 (Establishment of a Member's Cash Balance Account):

                           (i)      An annual interest rate of 7%; and

                           (ii) The blended 1983 Group Annuity Mortality Table published in Rev. Rul. 95-6, or such other mortality table as may be published from time to time pursuant to Code
                  Section 417(e) and the regulations promulgated thereunder; and

                           (iii) An assumption that benefits will commence on the Member's Normal Retirement Date.

                  (d) Grandfathered Benefit: For purposes of Section 7.6 (Grandfathered Benefit), Actuarial Equivalent shall have the meaning set forth in such section.

         1.4 Actuary: The independent actuary or firm of actuaries approved by the Joint Board for the Enrollment of Actuaries to perform actuarial services required under ERISA or regulations thereunder which has been appointed by the Company to make the actuarial computations required under the Plan.

         1.5 Additional Contribution Credit: The amount credited to each Member's Cash Balance Account pursuant to Section 7.4.

         1.6 Affiliate: A corporation or other trade or business which, together with an Employer, is "under common control" within the meaning of
Section 414(b) or (c), as modified by Section 415(h) of the Code; any organization (whether or not incorporated) which is a member of an "affiliated service group" (within the meaning of Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

         1.7      Anniversary Date: January 1 of each Plan Year.

         1.8 Annuity Starting Date: The Annuity Starting Date shall be the first day of the month coincident with or next following the later of the Member's attainment of his Normal Retirement Date or his termination of employment, subject to Section 11.1(b). Notwithstanding anything herein to the contrary, a Member who has terminated his employment may request, in accordance with the then established procedures of the Committee, an earlier or later commencement date, subject to Section 11.1(b), in which event the Annuity Starting Date shall be the first day of the month requested.

         1.9 Authorized Absence: Any absence, including a Disability Leave of Absence, a Leave for Business or Civic Reasons, or a leave for Qualified Military Service, or an absence as defined in Section 3.1(d) hereof, which is counted as Service under the provisions of Article III hereof.

         1.10 Basic Contribution Credit: The amount credited to each Member's Cash Balance Account pursuant to Section 7.3.

         1.11 Beneficiary: The contingent annuitant or joint pensioner designated pursuant to Article X to receive optional pension benefits under
Article XI hereof or the person or persons designated under Article X to receive a Death Benefit under Article IX.

         1.12 Cash Balance Account: The notional account maintained on behalf of a Member to reflect the Member's opening account balance, Basic Contribution Credits, Additional Contribution Credits, if any, and Interest Credits made on his behalf as described in Article VII.

         1.13     Code: The Internal Revenue Code of 1986, as amended.

         1.14 Committee: The Benefits Committee appointed to administer the Plan as provided in Article XIII.

         1.15 Company: Prior to May 5, 1999, Houston Industries Incorporated, a Texas corporation and on or after May 5, 1999, Reliant Energy, Incorporated, a Texas corporation, or a successor to Reliant Energy, Incorporated in the ownership of substantially all of its assets.

         1.16 Compensation: The regular compensation actually paid to or accrued for the respective Employee (other than Employees who are Transferred Members) by their Employers for personal services during the applicable payroll period, including (but not by way of limitation) normal salary, wages, performance-based bonuses paid in cash (including bonuses received after termination of employment), overtime compensation, commissions and any Pre-Tax Contributions made under the Reliant Energy, Incorporated Savings Plan (the "Savings Plan"), amounts deferred pursuant to a nonqualified deferred compensation plan, and any amounts by which an Employee's compensation is reduced because of an election under the Reliant Energy, Incorporated Flexible Benefits Plan (the "Flex Plan"), but excluding expense allowances, long-term incentive compensation, or other special compensation and contributions of the Employer (other than Pre-Tax Contributions under the Savings Plan and compensation reductions under the Flex Plan) to or benefits under this Plan or any other welfare or deferred compensation plan. For purposes of calculating the Grandfathered Benefit under Section 7.6 hereof, Compensation shall include, for those Employees who participated in the Prior Plan and who participate in a 12-hour shift program implemented by the Company and maintained by it or by an Employer, the straight-time component of any required overtime performed by such Employees as part of such program; provided, however, that the straight-time component so counted shall not result in Compensation being counted for Hours of Service in excess of 80 hours per two-week period. The Compensation of an Employee as reflected by the books and records of the Employer shall be conclusive. With respect to an Employee absent from employment due to an Authorized Absence, "Compensation" means the Compensation (as defined in this Section) in effect for such Member immediately before his Authorized Absence commenced, during the applicable payroll period. In addition, "Compensation" for any payroll period for a Member who returns to active employment after a Disability Leave of Absence shall

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be the greater of the Member's Compensation for the payroll period immediately preceding the Member's return to active employment and the Compensation for the payroll period for such Member determined under the provisions of this Section otherwise applicable to active employees. Notwithstanding anything herein to the contrary, Compensation shall not include any payments made in connection with a Member's termination of employment or severance pay. Notwithstanding anything herein to the contrary, in no event shall the annual Compensation taken into account under the Plan for any Employee exceed $160,000, or such other dollar amount as may be prescribed by the Secretary of the Treasury or his delegate pursuant to Code Section 401(a)(17).

         1.17     Death Benefit: The benefit provided under Article IX hereof.

         1.18 Disability Leave of Absence: An absence during which the Member has satisfied the definition of "Disability" under the Long Term Disability Plan of an Employer ("LTD Plan") and commenced receiving disability benefits thereunder. The determination of whether a Member has become "Disabled" under the Company's LTD Plan by such disability plan's administrator shall be final and binding on all parties concerned. A Member who is Disabled under the LTD Plan or who, on January 1, 1999, was disabled under the terms of the Prior Plan, the NorAm Plan or the Minnegasco Plan shall continue to accrue Service under the Plan in accordance with Section 3.4 hereof.

         1.19 Early Retirement Date: With respect to the Prior Plan, the first day of the month coincident with or next following the termination of Service by a Member after he has completed five years of Vesting Service and has attained age 55 but not age 65. A NorAm Member's Early Retirement Date is the first day of the month coincident with or next following his termination of employment after completing 10 years of Vesting Service and after the Member has attained age 55 but not age 65. A Minnegasco Member's Early Retirement Date is the first day of the month coincident with or next following his termination of employment after attaining age 55 with no minimum service requirement; however, if such Minnegasco Member was previously a Midwest participant, his Early Retirement Date is the first day of the month coincident with or next following his termination of employment after attaining age 52 with no minimum service requirement.

         1.20 Effective Date: Except where otherwise specifically provided, January 1, 1999, the date as of which the provisions of this amended and restated Plan first became effective.

         1.21     Employee: Any person employed by an Employer, and including
(i) any individual on Disability Leave of Absence and (ii) any "leased employee" (as defined in Section 414 of the Code, subject to Section 414(n)(5)) performing services for an Employer. In addition to the above, the term "Employee" shall include any person receiving remuneration for personal services (or who would be receiving such remuneration except for an authorized leave of absence) rendered as an employee of a foreign affiliate (as defined in Code Section 3121(l)(6)) of an Employer to which an agreement extending coverage under the Federal Social Security Act entered into by an Employer under Section 3121(l) of the Code applies, provided that such person is a citizen or resident of the United States.

         1.22 Employer: The Company, including its successors, and any Affiliate or any other entity that has been designated by the Committee as a participating Employer under this Plan pursuant to the provisions of Article XVIII, as provided in Exhibit C hereto.

         1.23 ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

         1.24     Grandfathered Benefit: The Pension provided pursuant to
Section 7.6.

         1.25 Interest Credit: The interest credit to each Member's Cash Balance Account pursuant to Section 7.5.

         1.26 Interest Rate: The Interest Rate for a Plan Year shall be the average annual interest rates on 30-year Treasury securities as reported daily during November of the preceding Plan Year.

         1.27 Investment Manager: The Investment Manager appointed under the Trust Agreement, as such term is defined by Section 3(38) of ERISA.

         1.28 Leave for Business or Civic Reasons: The period of an Authorized Absence taken in order to hold an office or position in a business or civic organization which has been approved by the Committee.

         1.29 Member: Any Employee who has become and continues to be a participant in the Plan in accordance with its provisions. The term "Member" also includes Transferred Members unless otherwise specifically excluded. A Member shall continue to be a Member as long as he or she has an undistributed beneficial interest in the Plan. If upon a Break In Service, a Member's vested Accrued Benefit is zero, he or she shall be deemed to have received an immediate lump-sum payment of his or her vested Accrued Benefit.

         1.30 Minnegasco Member: A Member who was a member in the Minnegasco Plan immediately prior to January 1, 1999.

         1.31 Minnegasco Pension: The accrued benefit under the terms of the Minnegasco Plan as of December 31, 1998, for a Minnegasco Member.

         1.32 Minnegasco Plan: The Minnegasco Division Employees Pension Plan as in effect immediately prior to January 1, 1999.

         1.33 NorAm Member: A Member who was a member in the NorAm Plan immediately prior to January 1, 1999.

         1.34 NorAm Pension: The accrued benefit under the terms of the NorAm Plan as of December 31, 1998, for a NorAm Member.

         1.35 NorAm Plan: The NorAm Energy Corp. Employees Retirement Plan as in effect immediately prior to January 1, 1999.

         1.36 Normal Retirement Date: The first day of the month coincident with or next following the later of (i) the Member's attainment of age 65 or
(ii) the fifth anniversary of the Member's commencement of participation in the Plan. Normal Retirement Date shall mean, for a NorAm Member, the first day of the month coincident with or next following his or her attainment of age 65; and Normal Retirement Date shall mean, for a Minnegasco Member, the first day of the month coincident with or next following his or her attainment of age 65 with no minimum service requirement.

         1.37 Normal Retirement Pension: The Pension to which a Member is entitled pursuant to Article VII.

         1.38 Pension: The benefit payable to a person entitled to receive benefits under the Plan.

         1.39 Plan: The Reliant Energy, Incorporated Retirement Plan, as amended and restated effective January 1, 1999, including all subsequent amendments thereto.

         1.40 Plan Year: The 12-month period commencing on January 1 and ending on December 31 of each calendar year.

         1.41 Postponed Retirement Date: The first day of the month coincident with or next following the Member's termination of Service after his Normal Retirement Date.

         1.42 Prior Plan: The Houston Industries Incorporated Retirement Plan as effective before this restatement of the Plan and for the period commencing with the inception date of the Prior Plan on July 1, 1953, and continuing through December 31, 1998, as theretofore amended, and as incorporated herein by reference for purposes of its applicability under this Plan.

         1.43 Prior Plan Member: Any person who is in the employment of an Employer or Affiliate on January 1, 1999, and was, on December 31, 1998, included in and covered by the Prior Plan, or who is the Beneficiary, Spouse, alternate payee or estate representative of such a person who died, or who was, on January 1, 1999, receiving or entitled to receive benefits under the Prior Plan.

         1.44 Prior Plan Pension: A Prior Plan Member's Accrued Pension under the Prior Plan immediately prior to January 1, 1999.

         1.45 Qualified Joint and Survivor Annuity: The annuity form of payment defined in Section 11.2.

         1.46 Qualified Military Service: Any service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code or its successor) by an Employee who is entitled to reemployment rights under such chapter with respect to such service.

         1.47 Required Beginning Date: For a Member attaining age 70 1/2 prior to January 1, 1999, Required Beginning Date shall mean the April 1 following the calendar year in which the Member attains age 70 1/2, whether or not such Member's employment had terminated in such year. For a Member attaining age 70 1/2 after December 31, 1998, Required Beginning Date shall mean the April 1 following the later of (i) the calendar year in which the Member attains age 70 1/2 or (ii) the calendar year in which the Member's employment terminates (provided, however, that clause (ii) of this sentence shall not apply in the case of a Member who is a "5% owner" (as such term is defined in Section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such Member attains age 70 1/2).

         1.48 Retirement Date: The applicable of a Member's Early Retirement Date, Normal Retirement Date or Postponed Retirement Date, whichever is his actual retirement date.

         1.49 Service: An Employee's or a Member's period of employment with an Employer or Affiliate as determined in accordance with Article III.

         1.50 Severance from Service Date: The date on which an Employee's Service terminates, as determined in accordance with Article III.

         1.51 Single Life Annuity: An annuity providing equal monthly payments for the lifetime of the Member with no survivor benefits.

         1.52 Spouse: The person legally married to a Member at the date of the earlier of his death or the commencement date of his benefits under the Plan and for at least one year immediately prior thereto. A Member's marital status will be determined under the laws of the State (within the meaning of Section 3(10) of ERISA) in which he or she is domiciled, or if he or she is domiciled outside the United States, under the laws of the State of Texas.

         1.53 Transferred Member: A Member during any period of time in which he is or was employed by an Affiliate or is employed by an Employer in an employment classification not covered by this Plan.

         1.54     Trustee: The Trustee at any time acting under the Trust
Agreement.

         1.55 Trust Agreement: The Trust Agreement between the Company and the Trustee described in Article XVI hereof, established for the purpose of funding benefits under the Prior Plan and this Plan, as amended from time to time.

         1.56 Trust Fund: The assets held by the Trustee under the Trust Agreement for the benefit of the Members of this Plan, together with all income, profits and increments thereon.

         1.57 Vesting Service: The period of a Member's Service considered in determining his eligibility for benefits under the Plan, in accordance with
Article V.

                  Words used in this Plan and in the Trust Agreement in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever gender may be appropriate under any particular circumstances.

                                   ARTICLE II

                                   ELIGIBILITY

                  Each Prior Plan Member, each Minnegasco Member and each NorAm Member who is an Employee on January 1, 1999, shall automatically become a Member of this Plan as of January 1, 1999. Each other Employee who is not (i) a "leased employee," as defined in Section 414(n) of the Code, (ii) designated, compensated, or otherwise classified or treated as an independent contractor by an Employer or an Affiliate, or (iii) a non-resident alien who receives no United States source earned income from the Employer shall participate in the Plan on the later of January 1, 1999, or the date on which the Employee completes one hour of service in accordance with Section 3.2.

                  Leased employees, including leased employees as defined in
Section 414(n) of the Code and any other person performing services pursuant to an arrangement between an Employer or an Affiliate and a third party, are not eligible to participate in the Plan.

                                  ARTICLE III

                                    SERVICE

         3.1 Service Defined: For purposes of the Plan, the term "Service" shall mean all service prior to January 1, 1999, determined in accordance with the provisions of the Prior Plan, the Minnegasco Plan or the NorAm Plan, as applicable, and all years, months and days of active employment from and after January 1, 1999, as an Employee, Member or a Transferred Member, plus periods includable under Sections 4.2, and the following periods of Authorized Absence during which the Member or Transferred Member is:

                  (a) Absent due to accident or sickness as long as the Employee or Member is continued on the employment rolls of the Employer and remains eligible to work upon his recovery, provided that such Employee or Member timely applies for restatement of employment following this date of recovery in accordance with the procedures and requirements of the Employer and, if applicable, the Committee; or

                  (b) Absent due to Qualified Military Service, provided that such Employee or Member complies with all prerequisites of applicable Federal law and applied for reinstatement of employment pursuant to the procedures and requirements of the Employer and, if applicable, the Committee, to the extent consistent with applicable Federal law;

                  (c)      Absent due to a Disability Leave of Absence; or

                  (d) Absent due to any authorized leave of absence, including periods of Leave for Business or Civic Reasons, subject to such conditions as may be approved by the Committee consistently applied in a uniform and non-discriminatory manner to all employees similarly situated.

An Employee's or Member's Service shall also include any period required to be included as Service by federal law other than ERISA or the Code, but only under the conditions and to the extent so required by such federal law. In addition, the Committee, in its discretion, may credit an individual with Service based on employment with an entity other than the Employer, but only if and when such individual becomes an Employee eligible to participate in the Plan under this
Article III and only if such crediting of Service (i) has a legitimate business reason, (ii) does not by design or operation discriminate significantly in favor of "highly compensated employees" (as defined in Code Section 414(q)), and (iii) is applied to all similarly-situated Employees eligible to participate in the Plan under this Article III. Furthermore, in the event that the Plan constitutes a plan of a predecessor employer within the meaning of section 414(a) of the Code, service for such predecessor employer shall be treated as Service to the extent required by Section 414(a) of the Code.

         3.2 Service Commencement Date: From and after January 1, 1999, an Employee's or Member's Service shall commence (or recommence) on the date such Employee or Member first performs an "hour of service" within the meaning of Department of Labor Regulation Section. 2530.200b-2(a)(1) for an Employer or Affiliate.

         3.3      Severance From Service:

                  (a) Except as otherwise provided in this Article III, a period of Service of an Employee or Member shall terminate upon his "Severance from Service Date," which shall be the first to occur of:

                           (i)      his retirement or death;

                           (ii)     his quitting or discharge;

                           (iii) his deemed date of termination of employment pursuant to his failure to return to active employment upon the expiration of an Authorized Absence; or

                           (iv) one year from date the Employee or Member is absent from active employment for any reason other than retirement, quitting, discharge, Authorized Absence or death.

                  (b) For purposes of clause (iii) immediately above, an Employee's or Member's deemed date of termination of employment shall be the earlier of:

                           (i)      the expiration date of such Authorized
                  Absence; or

                           (ii) one year from the date such Authorized Absence commenced.

                  (c) All periods of Service shall be aggregated so that a one-year period of Service shall be completed as of the date an Employee or Member completes 365 days of Service.

         3.4 Disability: In the event a Member is on Disability Leave of Absence, such Member's Severance from Service Date shall be the earliest to occur of (a) the Member's election to terminate his Disability Leave of Absence;
(b) his deemed date of termination of employment pursuant to his failure to return to active employment following his recovery; (c) his attainment of age 65; or (d) his death.

         3.5 Maternity or Paternity Absence: Solely for purposes of determining whether a Break In Service has occurred under this Plan, the Severance from Service Date for an individual who is absent from Service beyond the first anniversary of the first date of absence due to "maternity/paternity reasons" shall be the second anniversary of the date such absence commenced. For purposes of this Plan, an absence from active employment for maternity or paternity reasons means an absence (a) by reason of pregnancy of the Employee or Member; (b) by reason of the birth of a child of the Employee or Member; (c) by reason of a placement of a child with the Employee or Member in connection with the adoption of such child by the

Employee or Member; or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         3.6 Leave for Business or Civic Reasons: In the case of an Employee or Member who is absent from active employment due to Leave for Business or Civic Reasons, such Employee's or Member's Severance from Service Date shall be the earliest to occur of (a) his quitting or discharge during such Leave for Business or Civic Reasons; (b) his deemed date of termination of employment pursuant to his failure to return to active employment upon the expiration of the Leave for Business or Civic Reasons; or (c) his retirement or death.

         3.7 Leave for Qualified Military Service: In the case of an Employee or Member who is absent from active employment due to Leave for Qualified Military Service, such Employee's or Member's Severance from Service Date shall be the earliest to occur of (a) his quitting or discharge during such Leave for Qualified Military Service; (b) his deemed date of termination of employment pursuant to his failure to return to active employment upon the expiration of the Leave for Qualified Military Service; or (c) his retirement or death. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Code.

                                   ARTICLE IV

                                BREAK IN SERVICE

         4.1 Break In Service: A one-year Break In Service shall occur upon the expiration of the 12 consecutive month period next following an Employee's or Member's Severance from Service Date (as determined in accordance with the provisions of Article III hereof), unless such Employee or Member is sooner re-employed by an Employer or an Affiliate.

         4.2 Effect of Re-Employment After Break In Service: In the event an Employee or Member is re-employed by an Employer or Affiliate after incurring a Break In Service, whether or not such Member has incurred five consecutive one-year Breaks In Service, the period of his Service prior to his interim absence shall constitute Service under the Plan.

                  In the case of any Member who is receiving or is entitled to receive a Pension under the Prior Plan or this Plan and is subsequently re-employed, then upon re-employment in the Service of an Employer his Pension payments, if any, shall immediately cease, subject to Section 11.8.

                  Notwithstanding the above provisions of this Section 4.2, if a Member received a lump-sum distribution of his Accrued Pension, such Member may, on reemployment, repay to the Trust Fund, prior to the occurrence of the earlier of (i) five consecutive one-year Breaks In Service after the date of distribution or (ii) five years from the date of reemployment by the Employer, the entire amount of the previous lump-sum distribution of his Accrued Pension, plus interest thereon computed at the rate of 5% per year, compounded annually, up to December 31, 1987, and interest thereafter, compounded annually, computed at 120% of the Federal mid-term rate (as in effect under Code Section 1274 for the first month of the Plan Year) or at such other applicable rate as determined under Code Section 411(c)(2)(C), from the date of distribution to the date of repayment. If the Member makes such repayment, his Pension shall not be reduced with respect to such prior distribution. For purposes of determining if an Employee who is reemployed after the Effective Date has incurred five consecutive one-year Breaks In Service, the Employee's period of Break In Service beginning on the Effective Date shall be combined with such Employee's period of Break In Service under the Prior Plan.

         4.3 Effect of Re-Employment Prior to Break In Service: In the event an Employee or Member is re-employed by an Employer or Affiliate prior to incurring a Break In Service, the period of his interim absence shall constitute Service for vesting purposes hereof. If the Member was receiving Pension payments from this Plan prior to his re-employment and/or had received the present value of a Pension from this Plan or the Prior Plan, such Member's rights and benefits under the Plan solely with respect to and as a consequence of receiving such amounts shall be determined in the same manner as if he had been re-employed after a Break In Service as provided in Section 4.2 hereof.

                                   ARTICLE V

                        VESTING SERVICE AND TOTAL SERVICE

         5.1 Vesting: A Member shall be fully vested in his Pension upon completion of five years of Vesting Service. A Minnegasco Member shall be fully vested in his Pension upon attainment of age 55 whether or not he has completed five years of Vesting Service. A NorAm Member shall be fully vested in his Pension upon attainment of age 65 whether or not he has completed five years of Vesting Service.

         5.2 Vesting Service: A Member's eligibility for certain benefits under the Plan shall be conditioned on his period of Vesting Service. Subject to the Break In Service provisions of Article IV hereof, a Member's Vesting Service shall equal sum of:

                  (a) The Member's Vesting Service, if any, under the Prior Plan, the Minnegasco Plan or the NorAm Plan, as applicable, with respect to service prior to January 1, 1999; and

                  (b) Vesting Service on or after January 1, 1999, which shall be earned for each day of Service from and after January 1, 1999, and after the Member's Service Commencement Date.

         5.3 Minimum Vesting Service: Each Member who was a Prior Plan Member as of November 30, 1995, shall be credited with Vesting Service under whichever is more favorable: (i) the provisions of this Plan or (ii) the vesting provisions of the Prior Plan as in effect on November 30, 1995, which shall be continued as Minimum Vesting provisions under this Plan for such Member.

         5.4 Total Service: A Member's eligibility for benefits under the Plan shall be determined by his period of total Service, including a period of Service before any Break In Service.

                                   ARTICLE VI

                             TRANSFER OF EMPLOYMENT

                  Certain Intra-Company Transfers: In the event that a Member is transferred from an employment classification with an Employer that is covered by this Plan (i) to an employment classification with the same Employer or with another Employer that is not covered by this Plan or (ii) to employment with an Affiliate, such Member shall retain all the benefits accrued to him under this Plan prior to the date of transfer and shall retain such benefits until his subsequent retirement or other termination of employment with an Employer or any Affiliate. Such Member shall also continue to accrue Vesting Service for all periods of employment with an Employer not covered by this Plan or with an Affiliate. In the event that an employee is transferred (i) from an employment classification with an Employer that is not covered by this Plan to an employment classification with the same Employer or another Employer that is covered by this Plan or (ii) from employment with an Affiliate to an employment classification with an Employer that is covered by this Plan, such employee shall retain his credited service and all benefits accrued to him under the retirement plan, if any, covering his employment prior to the date of the transfer; provided, however, that for purposes of this Plan such employment prior to the date of transfer shall not constitute Service and shall be considered only for the purposes of determining his eligibility to participate in (if applicable), and his vested interest under, this Plan. After the date of such transfer, such employee shall accrue the benefits specified under this Plan provided he is otherwise eligible therefor. It is intended by this Article VI to credit an Employee or Member with Service for eligibility purposes, if applicable, and with Vesting Service for vesting purposes during all periods of employment while in a Transferred Member status and all such Service and such Vesting Service shall be determined as though such employment while in a Transferred Member status were employment by an Employer covered by this Plan.

                                  ARTICLE VII

                                 PENSION AMOUNTS

         7.1 Normal Retirement Pension: A Member's Pension under the Plan on his Normal Retirement Date payable in the form of a Single Life Annuity shall be equal to the greater of the following, with such comparison made on the basis of the Actuarial Equivalent present value of such amount, as applicable:

                  (a)      The balance in the Member's Cash Balance Account; or

                  (b) The Grandfathered Benefit, if any, determined in accordance with Section 7.6.

         7.2      Establishment of a Member's Cash Balance Account:

                  (a) A Cash Balance Account shall be established on behalf of each Member. Except as otherwise provided in this Section 7.2, the initial balance in such Member's Cash Balance Account shall be zero.

                  (b) For each Member who, on January 1, 1999, is active or on Authorized Absence, the balance in the Member's Cash Balance Account as of January 1, 1999, shall be the Actuarial Equivalent of the Member's Accrued Pension calculated as of December 31, 1998.

                  (c) If a Member of the Prior Plan who was not active or on Authorized Absence on January 1, 1999, is subsequently reemployed or otherwise becomes an active Member, a Cash Balance Account shall be established as of the date the Member commences or recommences Service, and shall be the Actuarial Equivalent of the Member's Accrued Pension calculated as of his Service Commencement Date. Such Member shall be eligible to receive prospective Basic Contribution Credits and Interest Credits.

                  (d) If an individual, who terminated service under the NorAm Plan or the Minnegasco Plan prior to January 1, 1999 with a deferred vested pension, is subsequently employed or reemployed, a Cash Balance Account shall be established as of the date he commences or recommences Service, and shall be the Actuarial Equivalent of his Accrued Pension calculated as of his Service Commencement Date. Such Member shall be eligible to receive prospective Basic Contribution Credits and Interest Credits.

                  (e) If a Member terminates employment after January 1, 1999, does not take a distribution and is subsequently reemployed, such Member shall receive Interest Credits in his Cash Balance Account during his absence and upon his Service Commencement Date, such Member shall be eligible to receive prospective Basic Contribution Credits and Interest Credits in his existing Cash Balance Account.

                  (f) Notwithstanding anything herein to the contrary, a Member's Accrued Pension for purposes of this Section 7.2 shall be calculated under the terms of the Prior Plan (or the Minnegasco Plan or the NorAm Plan, with respect to a Minnegasco Member or a NorAm Member, as applicable), except that amounts deferred from such Member's salary under a nonqualified deferred compensation plan shall be deemed to be "Compensation" under the Prior Plan.

                  (g) A Member's Accrued Pension shall be calculated without regard to any subsidized value in a joint and survivor annuity offered under the Prior Plan, the NorAm Plan, or the Minnegasco Plan.

                  (h) At the time that a Cash Balance Account is established on behalf of a NorAm Member who was grandfathered under
         Section 4.9 of the Entex Plan, as defined in the NorAm Plan, such Member's Accrued Pension shall be increased by the life only actuarial equivalent monthly income of the $4,000 death benefit provided under such plan, regardless of such Prior Plan's eligibility requirement for such $4,000 death benefit. For purposes of this Section 7.2(h), "actuarial equivalent" shall be computed using (i) an interest rate of 6.0% per annum interest assumption, compounded annually and (ii) the Unisex Mortality Table UP-1984 without any age adjustments.

         7.3      Basic Contribution Credits:

                  (a) Each Member shall receive a Basic Contribution Credit to his Cash Balance Account as of the last day of each Plan Year beginning on or after January 1, 1999. Such Basic Contribution Credit shall be equal to the product of (i) 4% and (ii) his Compensation during the Plan Year. Notwithstanding the above provisions of this section to the contrary, from and after January 1, 2000, an Employer or other designated separate business unit of an Employer may provide for a different Basic Contribution Credit on behalf of the Employees of such Employer or specified business unit on a prospective basis by duly adopting a resolution or taking other appropriate action prior to the beginning of operative Plan Year and communicating such different contribution rate to the affected Members. All variances in the Basic Contribution Rate from the normal 4% rate must be approved by the Committee.

                  (b) If a Member commences receipt of his Pension during the Plan Year, a Basic Contribution Credit shall be made to such Member's Cash Balance Account as of the end of the month preceding such Member's Annuity Starting Date equal to 4% of his Compensation for the period from the beginning of the Plan Year to the end of the month preceding such Member's Annuity Starting Date. If a Member commences receipt of his Pension, and subsequent to his Annuity Starting Date receives Compensation for Service prior to his Annuity Starting Date, such Member shall receive a Basic Contribution Credit with respect to said Compensation.

                  (c) Basic Contribution Credits shall be made with respect to a Member on Authorized Absence until the earlier of the Member's attainment of age 65 or Severance from Service Date.

         7.4      Additional Contribution Credit:

                  (a) A Member shall be entitled to Additional Contribution Credits pursuant to this Section 7.4 if such Member (i) is active or on Authorized Absence on January 1, 1999; (ii) was a Prior Plan Member (excluding those Prior Plan Members entitled to a benefit under Section 7.6(b) hereof) or a NorAm Member on December 31, 1998; (iii) had attained age 40 by December 31, 1998; and (iv) had at least 10 years of completed years of Vesting Service as of December 31, 1998.

                  (b) Additional Contribution Credits shall be credited as of the last day of each Plan Year beginning on or after January 1, 1999, and ending prior to January 1, 2009. Such Additional Contribution Credits shall be equal to the product of (i) the Additional Contribution Percentage determined pursuant to subsection (c), and (ii) the Member's Compensation during the Plan Year.

                  (c) A Member's Additional Contribution Percentage shall be determined as follows based on completed years of Vesting Service as of December 31, 1998:

                           (i) If the Member had at least 10 but less than 15 years of Vesting Service, his Additional Contribution Percentage shall be 1%.

                           (ii) If the Member had at least 15 but less than 20 years of Vesting Service, his Additional Contribution Percentage shall be 2%.

                           (iii) If the Member had at least 20 but less than 25 years of Vesting Service, his Additional Contribution Percentage shall be 3%.

                           (iv) If the Member had 25 or more years of Vesting Service, his Additional Contribution Percentage shall be 4%.

                  (d) If a Member commences receipt of his Pension during the Plan Year, an Additional Contribution Credit shall be made to such Member's Cash Balance Account as of the end of the month preceding such Member's Annuity Starting Date equal to the applicable percentage specified in subsection (c) above of his Compensation for the period from the beginning of the Plan Year to the end of the month preceding such Member's Annuity Starting Date. If a Member commences receipt of his Pension, and subsequent to his Annuity Starting Date receives Compensation for Service prior to his Annuity Starting Date, such Member shall receive a Basic Contribution Credit with respect to said Compensation.

                  (e) Additional Contribution Credits shall be made with respect to a Member on Authorized Absence until the earlier of the Member's attainment of age 65 or Severance from Service Date.

         7.5      Interest Credit:

                  (a) Each Member's Cash Balance Account shall be credited as of the last day of each Plan Year beginning on or after January 1, 1999, with an Interest Credit equal to the Interest Rate times the balance in the Member's Cash Balance Account as of the last day of the Plan Year, prior to the allocation of the Basic Contribution Credit and Additional Contribution Credit, if any, for such Member for such Plan Year.

                  (b) If a Member commences receipt of his Pension during the Plan Year, a prorated Interest Credit shall be made to such Member's Cash Balance Account as of the end of the month preceding such Member's Annuity Starting Date based on the number of days in the period from the beginning of the Plan Year to the end of the month preceding such Member's Annuity Starting Date.

                  (c) No Interest Credits shall be made after a Member has commenced payment of his Pension in accordance with Article XI.

         7.6 Grandfathered Benefit: A Grandfathered Benefit shall be calculated under this Section with respect to (i) each Member who is an active Member or a Member on Authorized Absence on January 1, 1999 and, as of December 31, 1998, was a participant in the Prior Plan, the NorAm Plan, or the Minnegasco Plan, and (ii) each Employee on December 31, 1998, who was otherwise eligible for participation in the Prior Plan, the NorAm Plan, or the Minnegasco Plan but had not met the age and service requirements for eligibility as of such date.

                  (a) General Rule: Except as provided in subsection (b) below, if a Member terminates Service and is eligible for a Grandfathered Benefit, such benefit shall be the applicable of the following:

                           (1) If a Member terminates Service and is eligible for a Grandfathered Benefit under the Prior Plan, the NorAm Plan, or the Minnegasco Plan, such benefit shall be the Actuarial Equivalent present value of the benefit calculated under the terms of the applicable plan taking into account Service until the earlier of the date the Member terminates Service or December 31, 2008, and Compensation (as defined in the applicable section of the Prior Plan, the NorAm Plan, or the Minnegasco Plan on December 31, 1998) with respect to the additional Service taken into account pursuant to this subsection. For purposes of this subsection (a), "Actuarial Equivalent" shall be computed as described in Section 1.3(b). For purposes of converting the Accrued Benefit on behalf of a NorAm Member to an early retirement benefit under Section 8.2 or to a payment in the form of an annuity under Article IX, "Actuarial Equivalent" shall mean and shall be determined as defined in and utilizing the rates in effect under the NorAm Plan on December 31, 1999.

                           (2) If a Member terminates Service on an Early Retirement Date and is eligible for a Grandfathered Benefit under the Prior Plan, NorAm Plan or Minnegasco Plan, such benefit shall be calculated under the terms of the Prior Plan, NorAm Plan or Minnegasco Plan based on Compensation (as defined in the Prior Plan) and Service through the earlier of the date the Member terminates Service or December 31, 2008. A Member who terminates Service prior to attaining age 55 and who would otherwise be eligible for a Grandfathered Benefit under the Prior Plan, NorAm Plan or Minnegasco Plan, shall be eligible to receive such Grandfathered Benefit calculated under the terms of the Prior Plan, NorAm Plan or Minnegasco Plan based on Compensation (as defined in the Prior Plan) and Service through the earlier of the date the Member terminates Service or December 31, 2008.

                  (b) Special Rule for Certain Union Employees: If a Member, who as of December 31, 1998, is covered by the terms of a collective bargaining agreement between the Company and the International Brotherhood of Electrical Workers Local Union No. 66, terminates Service and is eligible for a Grandfathered Benefit under the Prior Plan, such benefit shall be as follows:

                           (1) For a Member Who Terminates Service on or before December 31, 2008 - The benefit shall be the greater of:

                                (i) the Actuarial Equivalent present value of the Accrued Benefit calculated under the terms of the Prior Plan taking into account Service and Compensation (as defined in the Prior Plan) with respect to the additional Service taken into account pursuant to this subsection. For purposes of this subsection (i), "Actuarial Equivalent" shall be computed using the return on 30-year U.S. Treasury Securities for November of the prior year and the blended 1983 Group Annuity Mortality Table published in Rev. Rul. 95-6, or such other mortality table as may be published from time to time pursuant to Code
                           Section 417(e) and the regulations promulgated thereunder.

                                (ii) the Actuarial Equivalent present value of the benefit (including the early retirement subsidy) calculated under the terms of the Prior Plan taking into account Service and Compensation (as defined in the Prior Plan) with respect to the additional Service taken into account pursuant to this subsection. For purposes of this subsection (ii), "Actuarial Equivalent" shall be computed using the Unisex Mortality Table UP-1984 without any age adjustments and an interest rate of 8.5% per annum.

                           (2) For a Member Who Is Younger than Age 35 on December 31, 1998 and Terminates Service on or After January 1, 2009 - The benefit shall be the Actuarial Equivalent present value of the benefit calculated under the terms of the

                  Prior Plan taking into account Service until December 31, 2008, and Compensation (as defined in the Prior Plan) with respect to the additional Service taken into account pursuant to this subsection. For purposes of this paragraph 2, "Actuarial Equivalent" shall be computed using the return on 30-year U.S. Treasury Securities for November of the prior year and the blended 1983 Group Annuity Mortality Table published in Rev. Rul. 95-6, or such other mortality table as may be published from time to time pursuant to Code Section 417(e) and the regulations promulgated thereunder.

                           (3) For a Member Who is Age 35 or Older on December 31, 1998 and Terminates Service on or After January 1, 2009 - The benefit shall be the greatest of:

                                (i) the Actuarial Equivalent present value of the Accrued Benefit calculated under the terms of the Prior Plan taking into account Service until December 31, 2008, and Compensation (as defined in the Prior
                           Plan) with respect to the additional Service taken into account pursuant to this subsection. For purposes of this subsection (i), "Actuarial Equivalent" shall be computed using the return on 30-year U.S. Treasury Securities for November of the prior year and the blended 1983 Group Annuity Mortality Table published in Rev. Rul. 95-6, or such other mortality table as may be published from time to time pursuant to Code Section 417(e) and the regulations promulgated thereunder.

                                (ii) the Actuarial Equivalent present value of the benefit (including the early retirement subsidy) calculated under the terms of the Prior Plan based on Compensation (as defined in the Prior Plan) and Service until December 31, 2008. For purposes of this subsection (ii), "Actuarial Equivalent" shall be computed using the Unisex Mortality Table UP-1984 without any age adjustments and an interest rate of 8.5% per annum;

                                (iii) the Actuarial Equivalent present value of 70 % of the final pay formula that would be payable on the Member's Normal Retirement Date under the terms of the Prior Plan based on Compensation (as defined in the Prior Plan) and Service through the date the Member terminates Service. For purposes of this subsection (iii), "Actuarial Equivalent" shall be computed using the return on 30-year U.S. Treasury Securities for November of the prior year and the blended 1983 Group Annuity Mortality Table published in Rev. Rul. 95-6, or such other mortality table as may be published from time to time pursuant to Code
                           Section 417(e) and the regulations promulgated thereunder.

                                (iv) the Actuarial Equivalent present value of 70 % of the final pay formula (including the early retirement subsidy) that would be payable under the terms of the Prior Plan based on Compensation (as defined in the Prior Plan) and Service through the date the Member terminates Service. For purposes of this subsection (iv), "Actuarial Equivalent" shall be computed using the Unisex Mortality Table UP-1984 without any age adjustments and an interest rate of 8.5% per annum.

                  (c)      Eligibility Service for Early Retirement:
         Notwithstanding any provision of this Section 7.6 to the contrary, for purposes of determining a Member's eligibility for an early retirement benefit under the applicable provisions of the Prior Plan, NorAm Plan or Minnegasco Plan (with respect to a Severance from Service Date after December 31, 2008), employment with an Employer or an Affiliate after December 31, 2008 shall be considered and shall be determined under the provisions of the applicable Prior Plan, NorAm Plan or Minnegasco Plan assuming such plan, as in effect on December 31, 1998 continued unchanged until the Member's Severance from Service Date.

         7.7 Member's Status on December 31, 1998: For purposes of determining Additional Contribution Credits under Section 7.4 and for purposes of the Grandfathered Benefit under Section 7.6, a Member shall continue to be eligible to receive the benefits he was entitled under Sections 7.4 and 7.6, regardless of whether he transfers to a different work location within the Company or changes employee classification.

                                  ARTICLE VIII

                      REQUIREMENTS FOR RETIREMENT BENEFITS

         8.1 Retirement Benefit: A Member who terminates his employment after satisfying the vesting requirements in Section 5.1 shall be eligible to receive a Pension (as described in Article VII) commencing on his Annuity Starting Date payable in accordance with the provisions of Article XI.

         8.2 Early Retirement: A Member who retires on his Early Retirement Date and is eligible to receive a Grandfathered Benefit under the Prior Plan pursuant to Section 7.6 or an early retirement benefit under the NorAm Plan or the Minnegasco Plan, shall be eligible to receive a Pension commencing on his Annuity Starting Date.

         8.3 Retirement Benefits Following an Authorized Absence: A Member who has been on an Authorized Absence shall be eligible to receive a Pension, after satisfying the vesting requirements in Section 5.1, following the Member's Severance from Service Date, as determined pursuant to Article III.

                                   ARTICLE IX

                                  DEATH BENEFIT

         9.1 Death Benefit: The Beneficiary of each Member who dies during Service shall be entitled to a Death Benefit equal to the balance in the Member's Cash Balance Account at the time of his death. Such Death Benefit shall be payable to the Member's Beneficiary as hereinafter provided.

         9.2      Payment of Death Benefit:

                  (a) If the Member's Beneficiary is his Spouse, the Death Benefit shall be payable to such Spouse in the form of an Actuarial Equivalent immediate Single Life Annuity and commencing upon the Spouse's election to commence receipt of benefits under this Section. The Spouse may instead elect to receive the entire benefit in a single, lump-sum payment. A Spouse's election to receive the entire benefit in a lump-sum payment must be made prior to the commencement of payment in annuity form and must be made in accordance with the requirements for election of an optional form of benefit applicable to an unmarried Member as set forth in Section 11.3.

                           If the Member's Beneficiary is his Spouse and payment of the Death Benefit is deferred, the Member's Cash Balance Account shall continue to be credited with Interest Credits until the last day of the Plan Year immediately preceding the date as of which payment of the Death Benefit is made or commences plus a prorated Interest Credit based on the number of days in the period from the beginning of the Plan Year in which the payment of the Death Benefit is made or commences to the date as of which payment is made or commences.

                  (b) If the Member's Beneficiary is not his Spouse, then the Death Benefit shall be payable in a single, lump sum as soon as reasonably practicable and no later than five years from date of death.

                  (c) Notwithstanding any provision herein to the contrary, if the Actuarial Equivalent value of a Death Benefit payable on behalf of a Member does not exceed, and such Member's Pension did not exceed at the time of any previous distribution, Five Thousand Dollars ($5,000), then such Death Benefit shall be paid to the Spouse or other Beneficiary, as applicable, in a cash lump sum as soon as administratively practicable after the Member's death.

         9.3      Pre-Retirement Survivor Annuity:

                  (a) Notwithstanding anything herein to the contrary, in no event shall the Death Benefit payable to a Spouse be less than the value of a pre-retirement survivor annuity as defined in Code Section 417(c)(1) as of the date of the Member's death.

         9.4 Effect on Optional Form Election: Any Member who dies prior to his Annuity Starting Date shall be entitled only to a Death Benefit pursuant to this Article IX, regardless of whether such Member elected an optional form of benefit pursuant to the provisions of Section 11.2.

         9.5 No Death Benefit After Commencement of Benefits: No Death Benefit shall be payable under this Article IX with respect to a Member who has commenced payment of his Pension.

                                    ARTICLE X

                                  BENEFICIARIES

         10.1 Designation of Beneficiary: Unless otherwise provided below, each Member may designate a contingent annuitant or joint pensioner ("Beneficiary") to receive the remaining guaranteed payments or survivor pension under an optional Pension elected pursuant to Section 11.4 or to receive any Death Benefit payable under Article IX. Such designation must be in writing and filed with the Committee, in the form and manner prescribed by the Committee. The Member may change or cancel any such optional pension election at the times and subject to uniform rules established by the Committee.

                  The Beneficiary designated under this Section shall be the Member's surviving Spouse, but if there is no surviving Spouse, the Beneficiary or Beneficiaries designated by the Member in a written designation filed with the Committee. If no such designation shall have been so filed, or if no designated Beneficiary survives the Member or if a designated Beneficiary cannot be located by the Committee, using reasonable diligence, within six months of the death of the Member, then such remaining Pension or Death Benefit, as applicable, shall be payable to the duly appointed and serving personal representative of the Member's estate, but only if that personal representative can provide the Committee with what the Committee reasonably determines is satisfactory documentary proof of that appointment and of the personal representative's identity (collectively, "Documentary Proof"); if, within six months of the Member's death, there is no duly appointed and serving personal representative of the Member's estate who has provided the Committee with Documentary Proof, then such remaining Pension or Death Benefit, as applicable, shall be payable to the Member's heirs at law, determined in accordance with the laws of intestate succession of the state in which the Member was domiciled at the time of the Member's death, provided that such heirs provide the Committee with what the Committee reasonably determines is satisfactory Documentary Proof of information the Committee believes it needs to make distributions to such heirs, including, but not limited to, the numbers, names, addresses, social security numbers, and birth dates of such heirs. No designation of any Beneficiary other than the Member's surviving Spouse shall be effective unless in writing and received by the Member's Employer and in no event shall it be effective as of the date prior to such receipt. The former Spouse of a Member shall be treated as a surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

                  Each Member shall have the right at any time to designate and to rescind or change any designation of a contingent Beneficiary or Beneficiaries to receive benefits in the event of his death and the death (predeceasing the death of the Member) of the primary Beneficiary. Any such designation, change or rescission of designation, shall be made in such form and manner as prescribed by the Committee, including, but not limited to, in writing or by electronic means. A contingent Beneficiary or Beneficiaries shall be entitled to receive any unpaid Death Benefit (whether payable in a lump sum or in installments for a guaranteed period) only if no primary Beneficiary is alive or legally entitled to receive it on the date of payment of the benefit or any installment thereof. The estate, assignee or appointee of either a primary or a contingent Beneficiary shall have no interest in or right to receive any Death Benefit payment not actually made before such Beneficiary's death. Subject to the express provisions of

Article IX, the last such designation received by the Committee shall be controlling over any testamentary or other disposition.

                  The provisions of this Article X shall have no application to the designation of or change in designation of a joint pensioner by a Member electing a joint and survivor option, which shall be governed solely by the provisions of Article XI hereof. If the Committee shall be in doubt as to the right of any Beneficiary designated by a deceased Member to receive any unpaid death benefit, the Committee may direct the Trustee to pay the amount in question to the estate of such Member, in which event the Trustee, the Employer, the Committee and any other person in any manner connected with the Plan shall have no further liability in respect to the amount so paid.

         10.2 Spouse as Beneficiary: Notwithstanding anything herein to the contrary, if a Member who is eligible for a Death Benefit under Article IX has been married to his Spouse for at least one year at the time of his death, then such Member's Beneficiary shall be his Spouse and no designation, with or without Spousal consent, of any other Beneficiary shall be valid.

                                   ARTICLE XI

                               PAYMENT OF PENSIONS

         11.1 Commencement of Benefits: Anything to the contrary notwithstanding, each Pension payable under this Plan shall be subject to the following requirements:

                  (a) Commencement of Normal Pension: Unless the Member elects otherwise in writing, the distribution of his Pension shall begin no later than the 60th day after the latest of the close of the Plan Year in which (i) the Member attains age 65, (ii) occurs the 10th anniversary of the Plan Year in which the Member commences participation in the Plan, or (iii) the Member terminates Service.

                  (b) Commencement of Postponed Pension: Each Member's benefits shall be distributed to him not later than the Member's Required Beginning Date. If a Member is receiving a Pension under the Plan on January 1, 1999 pursuant to the Required Beginning Date as in effect prior to January 1, 1999, but would not be required to receive a Pension pursuant to the Required Beginning Date as in effect on January 1, 1999, then such Member may elect to cease his Pension until the April 1 following the end of the calendar year in which such Member terminates employment. The distribution of a Member's Pension pursuant to this subsection (b) shall be made in accordance with the requirements of Code Section 401(a)(9), including the incidental death benefit requirements of Code Section 401(a)(9)(G), and the Treasury Regulations thereunder (including Proposed Regulation Section 1.401(a)(9)-2).

         11.2     Normal Form of Payment:

                  (a) Single Life Annuity: Pensions payable to the Member shall normally be payable monthly on the first day of each calendar month in the form of a Single Life Annuity, commencing with the first day of the calendar month coincident with or next following the Member's termination of employment after his Normal Retirement Date, and shall stop with the payment due on the first day of the month of the Member's death, unless he is eligible for and duly elects an optional Pension, as provided in Section 11.4 below.

                  (b) Automatic Option: A Member who has been legally married for a period of one year prior to his Annuity Starting Date shall receive payment of his Pension in the form of the Automatic Option, which is the Actuarial Equivalent of his Single Life Annuity otherwise payable. Additionally, a Member who was married within the one-year period prior to his Annuity Starting Date shall also receive the Automatic Option. The term "Automatic Option" means an annuity for the life of a Member with a survivor annuity payable for the life of the Member's Spouse which is 50% of the amount of the annuity payable during the joint lives of the Member and his Spouse, and which is the Actuarial Equivalent of the Single Life Annuity otherwise payable to such Member. The Automatic

         Option shall be payable unless the Member shall have theretofore elected in writing, with the written consent of his Spouse, if any, not to receive such Automatic Option after having received a written explanation of the terms and conditions of the Automatic Option and the effect of an election not to receive such Automatic Option but to receive his Single Life Annuity or other optional Pension otherwise payable hereunder. For purposes of this Section 11.2, the term "Spouse" shall also include the person to whom the Member is legally married on the Member's Annuity Starting Date even though they have been married to each other for less than one year.

                  (c) No amount attributable to the Automatic Option shall be payable, however, if a Member entitled to a Pension shall die before his Annuity Starting Date.

         11.3     Election to Waive Automatic Option:

                  (a) A written explanation of the terms and conditions of the Automatic Option and the effect of refusing it will be furnished to a Member no less than 30 days and no more than 90 days prior to the date when he would first become eligible to commence receiving a Pension hereunder. The Member may request additional information regarding the Automatic Option within 60 days of the furnishing of such explanation to him. A written reply will be made within 30 days of his request. During an election period beginning 90 days prior to the Annuity Starting Date, the Member may, with the written consent of his Spouse, elect in writing to the Committee not to receive the Automatic Option, in which case the normal form of payment described in Section 11.2(a) shall be applicable unless the Member elects payment in one of the optional forms under Section 11.4. Throughout the election period the Member may file written revocations or written elections with the Committee.

                  (b) A married Member who elects not to receive the Automatic Option must obtain the consent of his Spouse to elect payment in one of the optional forms of payment provided in Section 11.4 provided that Spousal consent is not required if the Member elects Option 2, the Beneficiary is the Member's Spouse, and the survivor benefit is equal to 50% or more of the Member's benefit. A Spouse's consent shall not be effective unless: (i) the Member's Spouse consents in writing to the election; (ii) the election designates a specific alternate Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) and a form of benefit which may not be changed without spousal consent (or the Spouse expressly permits designations by the Member without any further spousal consent); (iii) the Spouse's consent acknowledges the effect of the election; and (iv) the Spouse's consent is witnessed by a Plan representative or notary public. If it is established to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a qualified election. Any consent by a Spouse under this Section (or establishment that the consent of the Spouse cannot be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Member without any requirement of further consent by the Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Member without the consent of the Spouse at any time prior to the commencement of benefits. The number of revocations shall not be limited. For purposes of this Section, the Spouse or surviving Spouse of the Member shall be deemed the recipient under the Automatic Option, provided that a former Spouse will be treated as the Spouse or surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

         11.4     Other Optional Pensions:

                  (a) In lieu of his Normal Form of Payment determined pursuant to Section 11.2, a Member who has terminated Service may, in accordance with the requirements of Section 11.3, select any below listed optional form of Pension which shall be the Actuarial Equivalent of the Pension otherwise payable to such Member:

                           Option 1: Smaller monthly amounts payable to the
                  Member for his lifetime, and, in the event of the Member's death within a designated period certain after his Annuity Starting Date, the same monthly amount payable for the balance of the period certain to a Beneficiary designated by him. The period certain of any option or benefit under this Option 1 shall be the lesser of (i) 10 years or (ii) the life expectancy of the Member on the commencement date of such optional Pension. Should the term certain period not be complete by the date the Member and the Member's Beneficiary both are deceased, any remaining payments shall be continue in the same amount to the Member's or Beneficiary's estate, as applicable, until the end of the period.

                           Option 2: Smaller monthly amounts payable to the
                  Member during his lifetime, with 100%, 75%, 66 2/3% or 50% of which to be continued to a Beneficiary designated as a joint pensioner for the lifetime of such Beneficiary following the death of the Member. If a Member shall designate as a joint pensioner a person other than the Spouse of such Member, no Pension otherwise permissible under this option may be selected which would result in a Pension to such Member of less than 2/3 of the Normal Pension under Section 7.1. Payment of the Member's Pension under this Option 2 may commence at anytime after the Member's termination of Service.

                           Option 3: A single, lump-sum payment equal to the
                  Member's Pension payable at any time after the Member's termination of Service.

                  (b) Upon the commencement of benefits to a Member who has made a valid election of an optional benefit hereunder, the form of optional benefit and any Beneficiary designation shall become irrevocable except to the extent otherwise required pursuant to Section 11.2(b).

                  (c) Notwithstanding any provisions of this Section 11.4 to the contrary, the amount to be distributed each year to a Member under Option 1 or Option 2 described in this Section must be at least an amount equal to the quotient obtained by dividing the Member's entire interest by the life expectancy of the Member or joint and last survivor expectancy of the Member and designated Beneficiary. Life expectancy and joint and life survivor expectancy shall be computed by the use of the return multiples contained in Treasury Regulation
         Section 1.72-9. For purposes of this computation, a Member's life expectancy may be recalculated no more frequently than annually, however, the life expectancy of a non-Spouse beneficiary may not be recalculated. If the Member's Spouse is not the designated Beneficiary, the method of distribution selected must assure that more than 50% of the present value of the amount available for distribution is paid within the life expectancy of the Member.

                  (d) All optional forms of benefits which are "Section 411(d)(6) protected benefits," as described in Treasury Regulation
         Section 1.411(d)-4, shall continue to be optional forms of benefits for Members to whom the optional forms apply notwithstanding any subsequent amendment of the Plan purporting to revise or delete such optional form of benefit and notwithstanding any contrary provision of paragraph (a) of this Section 11.4.

         11.5 NorAm and Minnegasco Benefits: Notwithstanding anything herein to the contrary, a NorAm Member or Minnegasco Member may elect to receive his or her NorAm Pension or Minnegasco Pension in accordance with the provisions of Appendix A.

         11.6 Payment of Small Benefits: Notwithstanding any provision herein, if the Actuarial Equivalent value of a Member's Pension does not exceed, and did not exceed at the time of any previous distribution, Five Thousand Dollars ($5,000), then such benefit shall be paid to the Member in a cash lump sum as soon as administratively practicable after the Member's termination of Service. If the Actuarial Equivalent present value of an Alternate Payee's amounts assigned pursuant to a qualified domestic relations order, as defined in Code Section 414(q) ("QDRO"), does not exceed, and did not exceed at the time of any previous distribution, Five Thousand Dollars ($5,000), then such benefit shall be paid as soon as administratively practicable without the Member's or the Alternate Payee's consent, unless the QDRO prohibits immediate distribution. Any Member or Alternate Payee entitled to a distribution in accordance with this subsection shall be entitled to elect to have such benefit paid as a direct transfer in accordance with Code Section 401(a)(31) and pursuant to the procedures then established by the Committee.

         11.7 Reemployment: If a Member is reemployed as a Member after terminating his employment with an Employer, the following steps shall be taken:

                  (a) If such Member was receiving Pension benefits while terminated from an Employer, he shall cease receiving such benefits as of the date he completes 500 hours of Service. Benefits for any Member who was receiving benefits, or would have been receiving benefits if the Member had not returned to active Service, shall be permanently suspended for each month in which such Member completes at least 40 hours of Service.

                  (b) Payment of benefits shall resume no later than the first day of the third calendar month in which the Member again terminates Service. The initial payment upon such resumption of benefits shall include the payment scheduled to occur in the calendar month when payments resume. Such Member's Pension upon his subsequent termination shall be adjusted pursuant to Section 11.8.

                  (c) Notwithstanding anything herein to the contrary, no Pension benefits that commence on or after a Member has reached his Normal Retirement Date shall be suspended unless the Committee first notifies the Member by personal delivery or first-class mail during the first calendar month or payroll period in which the Plan withholds payment that his benefits were suspended. Such notification shall contain a description of the specific reasons why Pension benefits are being suspended, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in
         Section 2530.203-3 of the Code of Federal Regulations, or, to the extent permitted under the Code or ERISA, shall direct the Member to the relevant portion of the summary plan description. In addition, the suspension notification shall inform the Member of the Plan's procedure for review of suspension of benefits.

                  (d) To the extent required by the Code or ERISA, a notice similar to that provided under Section 11.7(c) shall be provided to each Member who continues in the employment of the Employer past his Normal Retirement Date.

         11.8     Reduction of Normal Retirement Pension to Account for
Distributions: The following rules shall apply with respect to distributions on account of a Member:

                  (a) If a Member terminates his employment and receives a lump-sum distribution pursuant to Article XI, his Cash Balance Account shall be reduced to zero at the time such distribution is made.

                  (b) If a Member terminates employment and elects and commences to receive an annuity form of payment and is subsequently rehired, the Member's annuity shall cease as provided in Section 11.7 and then be converted to an opening Cash Balance Account (as described in Section 1.3(c), except that the Member's current age shall be used in the calculation instead of his age at Normal Retirement Date) and he or she shall be eligible to receive prospective Basic Contribution Credits and Interest Credits.

         11.9 Direct Rollovers: Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For the purposes of this Section the following definitions shall apply:

                  (a) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specific period of 10 years or more; any distribution to the extent such distribution is required under
         Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (b) "Eligible Retirement Plan" shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (c) "Distributee" shall mean a Member or former Member of the Plan. In addition, the Member's or former Member's surviving spouse and the Member's or former Member's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                  (d) "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         11.10 Uniform Alternate Benefits: Notwithstanding any provisions of the Plan to the contrary, the following provisions shall apply:

                  (a) Any provision which restricts the availability of an alternate form of benefit to a certain select group or classification of Members or Beneficiaries which favors the prohibited group shall be considered null and void, with the result that such alternate form of benefit shall be available to all Plan Members. Plan provisions will be considered to favor the prohibited group if the group of employees to whom the benefit is available does not satisfy the 70% test of Code
         Section 410(b)(1)(A) or the non-discriminatory classification of Code
         Section 410(b)(1)(B); provided, however, that any Plan provision that mandates a single-sum distribution where the present value of a Member's non-forfeitable

         Accrued Benefit is not more than $5,000, and did not exceed $5,000 at the time of a previous distribution, will not be considered to favor the prohibited group.

                  (b) Any Plan provision which restricts or would deny a Member through the withholding of consent or the exercise of discretion by some person or persons other than the Member (and, where relevant, other than the Member's Spouse) of an alternative form of benefit shall be considered amended to delete the consent and/or discretion requirement. An "alternate form of benefit," by definition, encompasses the different forms of benefit payment available under the Plan which provide that: (i) a Member's benefits under the Plan may be paid in more than one form or (ii) payment of a particular form of benefit may commence at some time earlier or later than the normal date for the commencement of such benefit.

                                  ARTICLE XII

                                CLAIM PROCEDURES

         12.1 Presenting Claims for Benefits: Any Member or any other person claiming under a deceased Member, such as the Spouse or Beneficiary, may submit written application to the Committee for the payment of any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Committee may reasonably request. Promptly upon the receipt of any application required by this Section, the Committee shall determine whether or not the Member or Spouse or Beneficiary involved is entitled to a benefit hereunder and, if so, the amount thereof and shall notify the claimant of its findings.

                  The Committee shall notify the applicant of the benefits determination within a reasonable time after receipt of the claim, such time not to exceed 90 days unless special circumstances require an extension of time for processing the application. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the end of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its final decision. Notice of the Committee's decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the claimant and shall contain the following:

                  (a)      the specific reason or reasons for the denial;

                  (b) specific reference to the pertinent Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) an explanation of the claims review procedure set forth in Section 12.2 hereof.

If notice of denial is not furnished, and if the claim is not granted within the period of time set forth above, the claim shall be deemed denied for purposes of proceeding to the review stage described in Section 12.2. Members shall be given timely written notice of the time limits set forth herein for determination on claims, appeal of claim denial and decisions on appeal.

         12.2 Claims Review Procedure: If an application filed by a Member or Beneficiary under Section 12.1 above shall result in a denial by the Committee of the benefit applied for, either in whole or in part, such applicant shall have the right, to be exercised by written application filed with the Committee within 60 days after receipt of notice of the denial of his application or, if no such notice has been given, within 60 days after the application is deemed denied under Section 12.1 to request the review of his application and of his entitlement to the benefit applied for. Such request for review may contain such additional information and comments as the applicant may wish to present. The Committee shall reconsider the application in light of such additional information and comments as the applicant may have presented and, if the applicant shall have so requested, may grant the applicant a formal hearing before the Committee in its discretion. The Committee shall also permit the applicant or his designated representative to review pertinent documents in its possession, including copies of the Plan document and information provided by the Company relating to the applicant's entitlement to such benefit. The Committee shall render a decision no later than the date of the Committee meeting next following receipt of the request for review, except that (i) a decision may be rendered no later than the second following Committee meeting if the request is received within 30 days of the first meeting and (ii) under special circumstances which require an extension of time for rendering a decision (including but not limited to the need to hold a hearing), the decision may be rendered not later than the date of the third Committee meeting following the receipt of the request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the applicant prior to the commencement of the extension. Notice of such final determination of the Committee shall be furnished to the applicant in writing, in a manner calculated to be understood by him, and shall set forth the specific reasons for the decision and specific references to the pertinent provisions of the Plan upon which the decision is based. If the decision on review is not furnished within the time period set forth above, the claim shall be deemed denied on review.

         12.3 Disputed Benefits: If any dispute shall arise between a Member or other person claiming under a Member and the Committee after the review of a claim for benefits, or in the event any dispute shall develop as to the person to whom the payment of any benefit under the Plan shall be made, the Trustee may withhold the payment of all or any part of the benefits payable hereunder to the Member or other person claiming under the Member until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.

                                  ARTICLE XIII

                               PLAN ADMINISTRATION

         13.1 Appointment of Committee: The Board of Directors of the Company (the "Board") shall appoint a Benefits Committee (the "Committee") of not less than three persons, each of whom may or may not be a Member of the Plan and each of whom shall serve at the pleasure of the Board. Any person so appointed shall signify his acceptance by filing written acceptance with the Board and with the Secretary of the Committee. Each member of the Committee shall serve for such term as the Board may designate or until his death, resignation or removal by the Board. The Board shall promptly appoint successors to fill any vacancies in the Committee.

         13.2 Records of the Committee: The Committee shall keep appropriate records of its proceedings and the administration of the Plan. The Committee shall make available to Members and their Beneficiaries for examination, during business hours, such records of the Plan as pertain to the examining person and such documents relating to the Plan as are required by ERISA.

         13.3 Committee Action: The Committee may act through the concurrence of a majority of its members expressed either at a meeting of the Committee, or in writing without a meeting. Any member of the Committee, or the Secretary or Assistant Secretary of the Committee (who need not be members of the Committee), may execute on behalf of the Committee any certificate or other written instrument evidencing or carrying out any action approved by the Committee. The Committee may delegate any of its rights, powers and duties to any one or more of its members or to an agent. The Chairman of the Committee shall be agent of the Plan and the Committee for the service of legal process at the principal office of the Company in Houston, Texas.

         13.4 Committee Disqualification: A member of the Committee who may be a Member of the Plan shall not vote on any question relating specifically to himself.

         13.5 Committee Compensation, Expenses and Adviser: The members of the Committee shall serve without bond, unless otherwise required by law, and without compensation for their services as such. The Committee may select, and authorize the Trustee to compensate suitably, such attorneys, agents, actuaries and representatives as it may deem necessary or advisable to the performance of its duties. All expenses of the Committee that shall arise in connection with the administration of the Plan shall be paid by the Company or by the Trustee out of the Trust Fund.

         13.6 Committee Liability: Except to the extent that such liability is created by ERISA, no member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part except for his own gross negligence or willful misconduct, nor for the exercise of any power or discretion in the performance of any duty assumed by him hereunder. The Company shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees approved by the Committee), and liabilities (including any amounts paid in settlement with the

Committee's approval but excluding any excise tax assessed against any member or members of the Committee pursuant to the provisions of Code Section 4975) arising from any act or omission of such member in connection with duties and responsibilities under the Plan, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

         13.7 Committee Determinations: The Committee, on behalf of the Members and their Beneficiaries, shall enforce this Plan in accordance with its terms and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:

                  (a) To employ such agents and assistants, such counsel (who may be of counsel to the Company) and such clerical, medical, accounting, and investment services as the Committee may require in carrying out the provisions of the Plan.

                  (b) To authorize one or more of their number, or any agent, to make any payment, or to execute or deliver any instrument, on behalf of the Committee, except that all requisitions for funds from, and requests, directions, notifications, certifications, and instructions to, the Trustee or to the Company shall be signed either by a member of the Committee or by the Secretary or Assistant Secretary of the Committee.

                  (c) To determine from the records of the Company the considered Compensation, Service and other pertinent facts regarding Employees and Members for the purposes of the Plan.

                  (d) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder.

                  (e) To prescribe forms and procedures to be followed by Employees for participation in the Plan, by Members or Beneficiaries filing applications for benefits, and for other occurrences in the administration of the Plan.

                  (f) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan.

                  (g) To furnish the Company, Employers and the Members, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

                  (h) To certify to the Trustee the amount and kind of benefits payable to the Members and their Beneficiaries.

                  (i) To authorize all disbursements by the Trustee from the Trust Fund by a written authorization signed either by a member of the Committee or by the Secretary or Assistant Secretary of the Committee; provided, however, that disbursements for ordinary expenses incurred in the administration of the Trust Fund and disbursements to Members need not be authorized by the Committee.

                  (j) To interpret and construe all terms, provisions, conditions and limitations of this Plan and to reconcile any inconsistency or supply any omitted detail that may appear in this Plan in such manner and to such extent, consistent with the general terms of this Plan, as the Committee shall deem necessary and proper to effectuate the Plan for the greatest benefit of all parties interested in the Plan.

                  (k) To make and enforce such rules and regulations for the administration of the Plan as are not inconsistent with the terms set forth herein.

                  (l) To furnish the Actuary with all such information as the Actuary may require from time to time for the purpose of making actuarial computations as to the Plan.

         13.8 Information From Employer: To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee of all matters relating to the dates of employment of its Employees for purposes of determining eligibility of Employees to participate hereunder, their retirement, death or other cause of termination of employment, and such other pertinent facts as the Committee may require; and the Committee shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's administration of the Trust Fund.

         13.9 General Powers of the Committee: In addition to all other powers herein granted, and in general consistent with the provisions hereof, the Committee shall have all other rights and powers reasonably necessary to supervise and control the administration of this Plan. The determination of any fact by the Committee and the construction placed by the Committee upon the provisions of this Plan shall be binding upon all of the Members under the Plan, their Beneficiaries and the Employers.

         13.10 Uniform Administration: Whenever in the administration of the Plan, any action is required by an Employer or the Committee, including, but not by way of limitation, action with respect to eligibility of Employees, contributions and benefits, such action shall be uniform in nature as applied to all persons similarly situated, and no action shall be taken which will discriminate in favor of Members who are officers or shareholders of an Employer, highly compensated Employees, or persons whose principal duties consist of supervising the work of others.

         13.11 Reporting Responsibilities: As Administrator of the Plan under ERISA, the Committee shall file or cause to be filed with the appropriate office of the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation all reports, returns, notices and other information required under ERISA including, but not limited to, the summary plan description, annual reports and amendments thereof.

         13.12 Disclosure Responsibilities: The Committee shall make available to each Member and Beneficiary such records, documents and other data as may be required under

ERISA, and Members or Beneficiaries shall have the right to examine such records at reasonable times during business hours. Nothing contained in this Plan shall give any Member or Beneficiary the right to examine any data or records reflecting the compensation paid to any other Member or Beneficiary, except as may be required under ERISA.

         13.13 Allocation of Responsibilities Among Fiduciaries: The Employers, the Committee, as designated pursuant to the terms of the Plan, the Trustee and any other person designated as a Fiduciary with respect to the Plan or the Trust Agreement (hereinafter collectively the "Fiduciaries") shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan and/or the Trust Agreement. In general, the Employers shall have the sole responsibility for making the contributions provided for under Section 14.2. The Company shall have the sole authority to appoint and remove the Trustee and the members of the Committee, respectively, and to amend or terminate, in whole or in part, this Plan. Each other Employer may amend or terminate this Plan with respect to its Employees to the extent provided in Articles XVII and XVIII. The Committee shall have the sole responsibility to administer the Plan and to establish and carry out the funding policy and method of the Plan, which responsibilities are more specifically described in this Plan and the Trust Agreement. The Committee shall have the sole authority to appoint and remove any Investment Manager which may be provided for under the Trust Agreement. The Trustee shall have the sole responsibility for the administration of the Trust Fund and shall have exclusive authority and discretion to manage and control the assets held under the Trust Fund except to the extent that the authority to manage, acquire and dispose of the assets of the Trust Fund is delegated to an Investment Manager, all as specifically provided in the Trust Agreement. Each Fiduciary shall warrant that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action or another Fiduciary as being proper under this Plan or the Trust Agreement, and is not required under this Plan or the Trust Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust Agreement that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

         13.14 Annual Audit: The Committee shall engage, on behalf of all Members, an independent Certified Public Accountant who shall conduct an annual examination of any financial statements of the Plan and Trust Agreement and of other books and records of the Plan and Trust Agreement as the Certified Public Accountant may deem necessary to enable him to form and provide a written opinion as to whether the financial statements and related schedules required to be filed with the Internal Revenue Service or Department of Labor and furnished to each Member are presented fairly and in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Plan Year. If, however, the statements required to be submitted as part of the reports to the Internal Revenue Service or Department of Labor are prepared by a bank or similar institution or insurance carrier regulated and supervised and subject to periodic examination by a state or federal agency and if such statements are certified by the preparer as accurate and if such statements are, in fact, made a part of the annual report to the Internal Revenue Service or Department of Labor and no such audit is required by ERISA, then the audit required by the foregoing provisions of this Section shall be optional with the Committee.

                                  ARTICLE XIV

                            CONTRIBUTIONS TO THE PLAN

         14.1 Member Contributions: Members are neither required nor permitted to make contributions under the Plan.

         14.2 Employer Contributions: Each Employer shall contribute to the Plan every year such amount as shall be actuarially determined to be sufficient to fund the liability of the Plan. The amount of such contribution shall be determined annually by the Committee following actuarial determination. The Committee shall, prior to the fixing of the amount of contributions by the respective Employers, cause such actuarial determination to be made by the Actuary appointed by it but the fixing of the amount of contributions by the Employers shall be made by the Committee after considering the recommendation of such Actuary. In no event shall such annual contributions be less than the minimum amount required by the minimum funding standard of ERISA. The provisions of this Section 14.2 and Section 13.13 shall be deemed to be the procedure for establishing and carrying on the funding policy and method of the Plan. All expenses of administering the Plan shall be paid by the Employers on a pro rata basis.

                  Contributions to the Trust Fund by any Employer shall be irrevocable and shall be used to pay benefits or to pay expenses of the Plan and Trust Fund; provided, however, that upon the Employer's request, a contribution which was made by a mistake of fact, or conditioned upon initial qualification of the Plan and Trust Fund under Sections 401(a) and 501(a) of the Code, or upon the deductibility of the contribution under Section 404 of said Code, shall be returned to the Employer within one year after the payment of the contribution, the denial of initial qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable. Earnings attributable to any such excess contribution may not be withdrawn, but losses attributable thereto must reduce the amount to be returned. Except to the extent that an Employer expressly states to the contrary in a writing to the Trustee at the time of making the contribution to the Trust Fund, each contribution shall be presumed to have been conditioned upon its deductibility.

         14.3 Discontinuance or Suspension of Contributions: Upon a complete discontinuance of contributions by formal action of the board of directors of any Employer, the Plan shall be terminated as to such Employer as of the effective date of such discontinuance in accordance with Article XVII. If for any year an Employer fails to make a contribution to the Trust Fund in accordance with Section 14.2, and such failure constitutes a suspension of contributions which either affects benefits to be paid or made available hereunder or causes the unfunded past service cost at any time to exceed the unfunded past service cost as of the effective date of the suspension of contributions (plus any additional past service costs thereafter added by amendment), then in either of such events the Employer and the Trustee shall each notify the appropriate District Director of Internal Revenue regarding such suspension. During any such period of suspension, all other provisions of the Plan shall continue in full force and effect, other than the provisions required for contributions to the Trust Fund in accordance with Section 14.2. Upon termination of the Plan or upon complete discontinuance of contributions by an Employer, the right of each Member of the Employer to his accrued benefits to the date of such termination or discontinuance, to the extent then funded, shall be nonforfeitable, and the Employer shall promptly notify the appropriate District Director of Internal Revenue and the Pension Benefit Guaranty Corporation of such event.

         14.4 Forfeitures Credited Against Employer's Contributions: All credits arising as a result of more favorable interest, mortality, turnover, or other experience than has been assumed in the actuarial determination of cost requirements, and all forfeitures by Members or Beneficiaries of Members arising from any source whatsoever, shall be applied against the Employer's contributions to be made pursuant to Section 14.2 hereof in subsequent years in accordance with a method of funding approved by the U.S. Treasury Department, and shall not be applied to increase the benefits that any Member or the Beneficiary of any Member would otherwise receive under the Plan.

         14.5 Single Plan: The portion of the cost of providing the benefits under this Plan shall be borne by each Employer for its own Members on an equitable basis as determined by the Committee. Separate accounting may be maintained for the purposes of cost allocation but not for the purposes of providing benefits under the Plan, it being understood that, on an ongoing basis, all of the Plan assets are available to pay benefits to all Members who are covered by the Plan and their Spouses or Beneficiaries, regardless of which Employer employed the Member.

                                   ARTICLE XV

                              AMENDMENT OF THE PLAN

         15.1     Right to Amend Reserved: Except as otherwise provided in
Section 15.2, (i) the Company shall have the right to amend or modify this Plan and the Trust Agreement (with the consent of the Trustee, if required) at any time and from time to time to the extent that it may deem advisable and (ii) the Committee shall have the right to amend or modify this Plan and the Trust Agreement (with the consent of the Trustee, if required) to modify the administrative provisions of the Plan and for any changes required by applicable law or by the Internal Revenue Service to maintain the qualified status of the Plan and related Trust at any time and from time to time to the extent that it may deem advisable.

         15.2 Limitations on Right to Amend: No amendment of this Plan or the Trust Agreement shall in any way impair or diminish the rights of Members, retired Members, their Spouses or Beneficiaries and the contributions made by the Employers and the Members prior to the date of such amendment, and no amendment shall, at any time prior to the satisfaction of all liabilities with respect to Members, retired Members, their Spouses and Beneficiaries under this Plan, have the effect of diverting any part of the income or corpus of the Trust Fund for purposes other than the exclusive benefit of such Members, retired Members, Spouses and Beneficiaries.

                  No amendment shall directly or indirectly reduce a Member's nonforfeitable vested percentage in his Accrued Benefit under this Plan, unless each Member having not less than three years of Service is permitted to elect to have his nonforfeitable vested percentage in his Accrued Benefit computed under the Plan without regard to the amendment. Such election shall be available during an election period, which shall begin on such date the amendment is adopted, and shall end on the latest of (i) the date 60 days after such amendment is adopted, (ii) the date 60 days after such amendment is effective or
(iii) the date 60 days after such Member is issued notice of the amendment by the Committee or the Employer. If this Plan is amended and an effect of such amendment is to increase current liability (as defined in Code Section 401(a)(29)(E) under the Plan for a Plan Year, and the funded current liability percentage of the Plan for the Plan Year in which the amendment takes effect is less than 60%, including the amount of the unfunded current liability under the Plan attributable to the amendment, the amendment shall not take effect until the Employer (or any member of a controlled group which includes the Employer) provides security to the Plan. The form and amount of such security shall satisfy the requirements of Code Section 401(a)(29)(B) and (C). Such security may be released provided the requirements of Code Section 401(a)(29)(D) are satisfied.

                  Notwithstanding anything herein to the contrary, however, the Plan or the Trust Agreement may be amended in such manner as may be required at any time to make it conform to the requirements of the Code, as amended from time to time, or of any United States statutes with respect to employees' trusts, or of any amendment thereto, or of any regulations or rulings issued pursuant thereto, and no such amendment shall be considered prejudicial to any then existing rights of any Member or his Beneficiary under the Plan. The duties, responsibilities, and liabilities of the Trustee may not be increased without its written consent.

         15.3 Form of Amendment: Any such amendment or modification shall be set out in an instrument in writing duly authorized by the Board of Directors of the Company or the Committee, as the case may be, and executed by an appropriate officer of the Company or member of the Committee.

         15.4 Merger of Plan with Another Pension Plan: In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Members of this Plan, the assets of the Trust Fund applicable to such Members shall be transferred to the other trust fund only if:

                  (a) Each Member would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

                  (b) Resolutions of the Board of Directors of the Employer under this Plan, and of any new or successor employer of the affected Members, shall authorize such transfer of assets; and in the case of a new or successor employer of the affected Members, its resolutions shall include an assumption of liabilities with respect to such Members' inclusion in the new employer's plan; and

                  (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

                  In the event of any such merger, consolidation, or transfer, the Committee shall report such event to the Internal Revenue Service and the Pension Benefit Guaranty Corporation within 30 days after the Committee first knew or had reason to know of such event.

                                  ARTICLE XVI

                         THE TRUSTEE AND THE TRUST FUND

         16.1 Trust Agreement: The Trust Agreement shall mean the Reliant Energy, Incorporated Master Retirement Trust, as amended and restated effective January 1, 1999 between the Company and Northern Trust Company, trustee, for the benefit of this Plan; and the provisions of which are herein incorporated by reference as fully as if set out herein; and the assets held under said Trust Agreement on behalf of this Plan shall constitute the Trust Fund.

         16.2 Benefits Paid Solely From Trust Fund: All benefits provided under the Plan shall be paid out of the Trust Fund. The Employers shall not be responsible or liable in any manner for payment of any such benefits, and all Members shall look solely to the Trust Fund and to the adequacy thereof for the payment of any such benefits of any nature or kind which may at any time be payable hereunder, except to the extent, if any, that the Employers are liable to the Pension Benefit Guaranty Corporation under ERISA.

         16.3 Trust Fund Applicable Only to Payment of Benefits: The Trust Fund shall be used and applied only to provide the benefits of the Plan in accordance with the provisions thereof. No part of the corpus or income of the Trust Fund will be used for, or diverted to, purposes other than for the exclusive benefit of Members, retired Members and their Beneficiaries, or for the payment of reasonable expenses of the Plan, except as provided in Section 17.5.

         16.4 Accounting by Trustee: The Trustee shall keep proper accounts of all investments, receipts, disbursements and other transactions effected by it hereunder, and all accounts, books and records relating thereto shall be open for inspection at all reasonable times by the Committee or by any other person designated by the Company, but nothing herein contained shall be construed to require the Trustee to maintain any record of the interests of the individual Members in the Trust Fund. As of the close of each year (or more often, if requested by the Company), the Trustee shall prepare and furnish to the Employers and the Actuary an annual valuation of the Trust Fund, containing a detailed statement of investments reflecting cost and market values, and a statement of receipts and disbursements of the Trust Fund and other transactions effected by it during such year.

         16.5 Authorization to Protect Trustee: Any action by the Company or other Employer pursuant to any of the provisions of this Plan shall be evidenced by a resolution of its board of directors certified to the Trustee over the signature of its secretary or assistant secretary under its corporate seal or by written instrument executed by any person authorized by said board of directors to take such action.

         16.6 Exemption From Bond: The Trustee shall not be required to give bond or other security for the faithful performance of its duties hereunder unless otherwise required by law.

                                  ARTICLE XVII

                             TERMINATION OF THE PLAN

         17.1 Right to Terminate Reserved: The Plan has been established in confidence that it will continue in effect indefinitely. However, due to the uncertainties under which all business activity operates, the Company (and any other Employer adopting the Plan in accordance with Article XVIII) must and herewith does reserve the right to terminate the Plan on its own behalf, in whole or in part, at any time. A termination of the Plan shall be evidenced by a written instrument executed by the appropriate Employer on the order of its board of directors and filed with the Committee and the Trustee. Termination of the Plan shall be effective upon the date specified in such instrument (hereinafter referred to as the "termination date"), but such termination shall not vest in the terminating Employer any right, title, or interest in or to the funds held hereunder nor shall it in any way deter the other participating Employers from continuing the Plan for the benefit of their employees.

                  If the Plan is terminated by an Employer with respect to all its Members, no further contribution shall be made to the Trust Fund by the terminating Employer, no employees of the terminating Employer shall become Members of the Plan after the termination date, and no further payments of benefits with respect to Members employed by such terminating Employer (including for all purposes of this Article, former Members and their Beneficiaries) shall thereafter be made except in distribution of assets of the Trust Fund as provided in Section 17.3. In the case of such termination, the provisions of this Article shall apply only to Members employed by the terminating Employer.

                  If the Plan is partially terminated only as to the designated group of employees of a participating Employer, the Trust Fund shall be allocated between the group of Members as to whom the Plan is terminated and the remaining group of Members upon the basis of the funded actuarial requirements of the Plan with respect to such groups, and the provisions of this Article shall apply only to the group of Members employed by the Employer as to whom the Plan is terminated and the part of the Trust Fund so allocated to such group. The assets of such part of the Trust Fund shall be distributed as provided in
Section 17.3, however, only if the participating Employer does not direct such part to be transferred to another fund or trust for the benefit of the group as to whom the Plan is terminated, including but not limited to, a fund or trust under another pension plan of the participating Employer or of another business organization; provided, however, that no such transfer shall be made in violation of Sections 15.4, 17.3 and 17.6.

                  Any termination (other than a partial termination or an involuntary termination pursuant to ERISA Section 4042) must satisfy the requirements and follow the procedures outlined in ERISA Section 4041 for a "standard termination" or a "distress termination" as more fully described therein. Upon a complete or partial termination of the Plan, each affected Member's Accrued Benefit, based on his Service, Vesting Service and Compensation prior to the date of such termination shall become fully vested and non-forfeitable to the extent then funded. In the event that the Plan is partially terminated, the following provisions of this Article XVII shall apply only to that part of the Plan so terminated. Any distribution made upon termination of the Plan shall be subject to the distribution limitations otherwise applicable under the Plan, specifically including the consent provisions of
Section 11.3.

         17.2 Continuance With Successor Employer: Upon an Employer's liquidation, bankruptcy, insolvency, sale, consolidation or merger to or with another organization that is not an Employer hereunder, in which such Employer is not the surviving company, all obligations of that Employer hereunder and under the Trust Agreement which had not theretofore been funded shall terminate automatically, and the Trust Fund assets attributable to such Employer shall be held or distributed as herein provided, unless, with the approval of the Company, the successor to that Employer assumes the duties and responsibilities of such Employer, by adopting this Plan and the Trust Agreement, or by establishment of a separate plan and trust to which the assets of the Trust Fund held on behalf of the Employees of such Employer shall be transferred with the consent and agreement of that Employer. Upon the consolidation or merger of two or more of the Employers under this Plan with each other, the surviving Employer or organization shall automatically succeed to all the rights and duties under the Plan and Trust Agreement of the Employers involved and their equitable shares of the Trust Fund shall be merged and thereafter allocable to the surviving Employer or organization for its employees and their beneficiaries. Notwithstanding the above provisions of this Section 17.2, to the contrary, not less than 30 days prior to any such merger, consolidation or transfer of Trust Fund assets, the Committee shall file with the Commissioner of Internal Revenue the actuarial statement of valuation required by Code Section 6058(b) evidencing compliance with the requirements of Code Section 401(a)(12) and Section 15.4 of the Plan.

         17.3 Liquidation of Trust Fund: Upon a full termination of the Plan with respect to any Employer, a separation of the Trust Fund with respect to the affected Members of such Employer shall be made as of the termination date in accordance with the procedures set forth in Section 18.3. Thereafter, each affected Member's Accrued Benefit based on his Service, Vesting Service, and Compensation prior to the date of termination, to the extent then funded and payable under the following provisions, shall become fully vested and the assets of the Trust Fund attributable to Members of such terminated Employer shall be allocated, after provision is made for the expenses of liquidating the Trust Fund, among the Members receiving or holding the following benefits in the following order:

                  (a)      First, to benefits payable on the termination date:

                           (i) In the case of the benefit of a Member or Beneficiary which was in pay status as of the beginning of the three-year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least, and

                           (ii) In the case of a retired Member's, a disabled Member's or a Beneficiary's benefit (other than a benefit described in subparagraph (i) above) which would have been in pay status as of the beginning of such three-year period if the Member had retired prior to the beginning of the three-year period and if his benefits had commenced (in the normal form of pension under the Plan) as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least.

         For purposes of subparagraph (i) of this Paragraph (a), the lowest benefit in pay status during a three-year period shall be considered the benefit in pay status for such period.

                  (b)      Second,

                           (i)      To all other benefits (if any) of
                  individuals under the Plan guaranteed under Title IV - Plan Termination Insurance - of ERISA (determined without regard to
                  Section 4022(b)(5) thereof), and

                           (ii) To the additional benefits (if any) which would be determined under subparagraph (i) immediately above if Section 4022(b)(6) of ERISA did not apply.

         For purposes of this Paragraph (b), Section 4021 of ERISA shall be applied without regard to subsection (c) thereof.

                  (c) Third, to all other nonforfeitable benefits under the Plan.

                  (d)      Fourth, to all other benefits under the Plan.

         If the assets available for allocation under paragraph (a) or (b) above are insufficient to satisfy in full the benefits of all individuals which are described in such paragraph, the assets shall be allocated pro rata among individuals on the basis of the present value (as of the termination date) of their respective benefits described in such paragraph. If the assets available for allocation under paragraph (c) or (d) above are not sufficient to satisfy in full the benefits or individuals described in such paragraph, then:

                           A. If this paragraph applies, except as provided in subparagraph (B) below, the assets shall be allocated to the benefits of individuals described in paragraph (c) on the basis of the benefits of individuals which would have been described in such paragraph (c) under the Plan as in effect at the beginning of the five-year period ending on the date of Plan termination.

                           B. If the assets available for allocation under subparagraph (A) are sufficient to satisfy in full the benefits described in such subparagraph (without regard to this subparagraph), then for purposes of subparagraph (A), benefits of individuals described in such subparagraph shall be determined on the basis of the Plan as amended by the most recent Plan amendment effective during such five-year period under which the assets available for allocation are sufficient to satisfy in full the benefits of individuals described in subparagraph (A) and any assets remaining to be allocated under such subparagraph shall be allocated under subparagraph (A) on the basis of the Plan as amended by the next succeeding Plan amendment effective during such period.

         17.4 Partial Termination: Upon termination of the Plan with respect to a group of Members which constitutes a partial termination of the Plan, the Employer shall cause the proportionate interest of the Members affected by such partial termination to be determined. The determination of such proportionate interest shall be done in an equitable manner, considering the remaining Members as well as the Members affected by the termination, and on the basis of the contributions made by the Employer, the provisions of this Article XVII and other appropriate considerations. After such proportionate interest has been determined, the assets of the Trust Fund shall be allocated and segregated according to such proportionate interest. The assets of the Trust Fund so allocated and segregated shall be used to pay benefits to or on behalf of Members in accordance with this Article XVII.

         17.5 Distribution of Trust Fund: Any distribution after full termination of the Plan may be made in whole or in part, to the extent that no discrimination in value results, in cash, securities, or other assets in kind, or in annuity contracts, as the Committee, in its discretion, acting under the advice of the Actuary, shall determine; provided, however, that no such termination distribution shall be made without the written consent of the Member and the Member's Spouse, if any. The benefits as apportioned pursuant to Section
17.3 above may be provided:

                  (a) By the continuation of the Trust Fund for the payment of all or such of the benefits as are within the limits prescribed by the Committee and acceptable by the Trustee;

                  (b) Through the purchase of annuities from one or more insurance companies with the amount of the benefit determined by a premium equal to the Actuarial Value (determined by use of the interest rate used by the Pension Benefit Guaranty Corporation for determining the present value of a lump-sum distribution on plan termination) of each Member's benefit;

                  (c) By distribution in a single sum of the Actuarial Value (determined by use of the interest rate used by the Pension Benefit Guaranty Corporation for determining the present value of a lump-sum distribution on plan termination) of each Member's benefit; or

                  (d)      By any combination of (a), (b) and (c).

In making such distributions, any and all determinations, divisions, appraisals, apportionments and allotments so made shall be final and conclusive and shall not be subject to question by any person. Any annuity contract distributed by the Trustee to a Member under subparagraph (b) above or under any other provision of this Plan shall bear on the face thereof a designation "Not

Transferable," and such annuity contract shall expressly provide that the contract may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the issuer thereof. Notwithstanding the foregoing, the Employer shall promptly advise the appropriate District Director of Internal Revenue and the Pension Benefit Guaranty Corporation of the termination and shall direct the Trustee to delay the final distribution to Members until said District Director shall advise in writing that such termination does not adversely affect the previously qualified status of the Plan or the exemption from tax of the Trust Agreement under Section 401(a) or 501(a) of the Code and the Pension Benefit Guaranty Corporation has approved the proposed termination distribution or made any appropriate requirements concerning same. Any distribution due to the termination of the Plan will be made in accordance with the requirements of Code Sections 401(a)(11), 411(d)(6) and 417.

         17.6 Residual Amounts: In no event shall any Employer receive any amounts from the Trust Fund except that upon termination of the Plan, and notwithstanding any other provision of the Plan, an Employer shall receive such amounts, if any, as may remain in the Trust Fund because of erroneous actuarial computation as defined in U.S. Treasury Regulations.

         17.7 Limitations Imposed by Treasury Regulations Upon Early Termination of Plan: In the event the Plan is terminated by any Employer for any reason during the first 10 years after the original effective date of the Prior Plan ("Original Effective Date"), and if full current costs had not been met with respect to any Employer at the end of the first 10 years, until said full current costs are met, then notwithstanding any provision in this Plan to the contrary, the benefits provided by the Employer's contributions for the Members whose anticipated annual retirement benefit at Normal Retirement Date exceeds $1,500 and who on the Original Effective Date were among the 25 highest paid Employees of the Employer will be subject to the conditions set forth in the following provisions:

                  (a) The benefit payable to a Member described in this Section or his Beneficiary shall not exceed the greater of the following:

                           (i)      those benefits purchasable by the greater of
                  (A) $20,000, or (B) an amount equal to 20% of the first $50,000 of the Member's annual Compensation multiplied by the number of years from the Original Effective Date to the earlier of (1) the date of termination of the Plan, (2) the date the benefit of the Member becomes payable or (3) the date of a failure on the part of the Employer to meet the full current costs of the Plan; or

                           (ii) if a Member is a "substantial owner" (as defined in Section 4022(b)(5)(A) of ERISA), the present value of the benefit guaranteed for "substantial owners" under
                  Section 4022 of ERISA; or

                           (iii) if the Member is not a "substantial owner," the present value of the maximum benefit provided in Section 4022(b)(3)(B) of ERISA, determined on the date the Plan terminates or on the date benefits commence, whichever is earlier, and in accordance with regulations of the Pension Benefit Guaranty Corporation.

                  (b) If the Plan is terminated or the full current costs thereof have not been met at any time within 10 years after the Original Effective Date, the benefits which any of the Members described in this Section may receive from the Employer's contribution shall not exceed the benefits set forth in this Section 17.7. If at the end of the first 10 years the full current costs are not met, the restrictions will continue to apply until the full current costs are funded for the first time.

                  (c) If a Member described in this Section leaves the employ of the Employer or withdraws from participation in the Plan when the full current costs have been met, the benefits which he may receive from the Employer contributions shall not at any time within the first 10 years after the Original Effective Date exceed the benefits set forth in this Section 17.7.

                  (d) These conditions shall not restrict the full payment of any survivor's benefits on behalf of a Member who dies while in the Plan and the full current costs have been met.

                  (e) These conditions shall not restrict the current payment of full retirement benefits called for by the Plan for any retired Member while the Plan is in full effect and its full current costs have been met, provided an agreement, adequately secured, guarantees the repayment of any part of the distribution that is or may become restricted.

                  (f) If the benefits of, or with respect to, any Member shall have been suspended or limited in accordance with the limitations of this Section 17.7 because the full current costs of the Plan shall not then have been met, and if such full current costs shall thereafter be met, then the full amount of the benefits payable to such Member shall be resumed and the parts of such benefits which have been suspended shall then be paid in full.

                  (g) Notwithstanding anything in this Section 17.7, if on the termination of the Plan within the first 10 years after the Original Effective Date, the funds, contracts, or other property under the Plan are more than sufficient to provide Pensions for Members and their Beneficiaries including full benefits for all Members other than such of the 25 highest paid Employees as are still in the service of the Employer and also including Accrued Pensions as limited by this Section for such 25 highest paid Employees, then any excess of such funds, contracts, and property shall be used to provide Accrued Pensions for the 25 highest paid Employees in excess of such limitations of this Section up to the benefits to which such Employees would be entitled under this Plan without such limitations.

                  (h) In the event that Congress should provide by statute, or the Treasury Department or the Internal Revenue Service should provide by regulation or ruling, that the limitations provided for in this Section 17.7 are no longer necessary in order to meet the requirements for a qualified pension plan under the Code as then in effect, the limitations in this Section 17.7 shall become void and shall no longer apply without the necessity of amendment to this Plan.

                  (i) In the event a lump-sum distribution is made to an Employee subject to the above restrictions in an amount in excess of that amount otherwise permitted under this Section 17.7, an agreement shall be made, with adequate security guaranteeing repayment of any amount of the distribution that is restricted. Adequate security shall mean property having a fair market value of at least 125% of the amount which would be repayable if the Plan had terminated on the date of distribution of such lump sum. If the fair market value of the property falls below 110% of the amount which would then be repayable if the Plan were then to terminate, the distributee shall deposit additional property to bring the value of the property to 125% of such amount.

Notwithstanding the foregoing, from and after January 1, 1994, the following provisions are applicable in the event of an early plan termination rather than the foregoing provisions of this Section 17.7. In the event of an early plan termination, the benefit of any highly compensated active or former Employee is limited to a benefit that is non-discriminatory under Section 401(a)(4). In the event of early plan termination, benefits distributed to any of the 25 most highly compensated active and highly compensated former Employees with the greatest Compensation in the current or any prior year are restricted such that the annual payments are no greater than an amount equal to the payment that would be made on behalf of the Employee under a straight life annuity that is the actuarial equivalent of the sum of the Employee's Accrued Benefit, the Employee's other benefits under the Plan (other than a social security supplement, within the meaning of Section 1.411(a)-7(c)(4)(ii) of the Income Tax Regulations), and the amount the Employee is entitled to receive under a social security supplement.

                  The preceding paragraph shall not apply if: (i) after payment of the benefit to an Employee described in the preceding paragraph, the value of Plan assets equals or exceeds 110% of the value of current liabilities, as defined in Section 412(l)(7) of the Code, (ii) the value of the benefits for an Employee described above is less than 1% of the value of current liabilities before distribution, or (iii) the value of the benefits payable under the Plan to an Employee described above does not exceed $5,000, and did not exceed $5,000 at the time of a previous distribution.

                  For purposes of this Section, benefit includes loans in excess of the amount set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided for by insurance on the Employee's life.

                                 ARTICLE XVIII

                         ADOPTION OF PLAN BY AFFILIATES

         18.1 Adoptive Instrument: Any Affiliate which is not already an Employer under this Plan and which is otherwise eligible may, with the approval of the Committee, adopt and become an Employer under this Plan and the Trust Agreement by delivering to the Company and the Trustee a duly adopted resolution of its board of directors specifying the classification of its employees who are to be eligible to participate in the Plan and agreeing to be bound as an Employer by all of the terms of the Plan with respect to its eligible employees. The resolution may contain such changes and amendments in the terms and provisions of the Plan as adopted by such Employer as may be desired by such Employer and acceptable to the Committee. It shall not be necessary for the adopting organization to sign or execute the original or then amended Plan and Trust documents. Any such Affiliate which shall adopt this Plan shall designate the Committee as its agent to act for it in all transactions affecting the administration of the Plan and shall designate the Committee to act for it and its Members in the same manner in which they may act for the Company and its Members hereunder. The resolution shall specify the effective date of such adoption of the Plan and shall become as to such adopting Affiliate and its employees, a part of this Plan and the Trust Agreement. Such adopting Affiliate shall forthwith obtain a favorable determination letter from the appropriate District Director of Internal Revenue with respect to its participation in the Plan and Trust Agreement.

         18.2 Effect of Adoption: The following special provisions shall apply to all Employers:

                  (a) An Employee shall be considered in continuous employment while regularly employed simultaneously or successively by one or more Employers.

                  (b) The transfer of a Member from one Employer to another shall not be deemed a termination of employment.

         18.3 Separation of the Trust Fund: A separation of the Trust Fund as to the interests therein of the Members of any particular Employer may be made at the times and under the circumstances described in Section 17.3,18.4 or
18.5. In such event, the Trustee shall set apart that portion of the Trust Fund which the Committee shall certify to the Trustee is the equitable share of such Members pursuant to a valuation and allocation of the Trust Fund made as of the date when such separation of the Trust Fund shall be effective. Such portions of the Trust Fund may in the Trustee's discretion be set apart in cash or in kind out of the properties of the Trust Fund. That portion of the Trust Fund so set apart shall continue to be held by the Trustee as though such Employer had entered into the Trust Agreement as a separate trust agreement with the Trustee. Such withdrawing Employer may in such event designate a new trustee of its selection to act as trustee under the Trust Agreement, and shall thereupon be deemed to have adopted the Plan as its own separate Plan and shall subsequently have all the powers of amendment or modification of the Plan as are reserved herein to the Committee and/or the Company.

         18.4 Voluntary Separation: If any Employer shall desire to separate its interest in the Trust Fund, it may request such a separation in a notice in writing to the Committee and the Trustee. Such separation shall then be made as of any specified date after service of such notice, and such separation shall be accomplished in the manner set forth in Section 18.3 above.

         18.5 Approval of Amendment: Any amendment of the Plan or the Trust Agreement by the Company or the Committee pursuant to Article XV shall be promptly delivered to each other Employer who will be deemed to have consented to such amendment unless it, within 30 days after receipt of the amendment, rejects such amendment and seeks a separation of its interest in the Trust Fund in accordance with the provisions of Section 18.4 hereof.

                                   ARTICLE XIX

                                  MISCELLANEOUS

         19.1 Plan Not an Employment Contract: The adoption and maintenance of the Plan shall not be deemed to constitute a contract between an Employer and any Member, and shall not be deemed to be consideration for, inducement to, or a condition of employment of any person. Nothing herein contained shall be construed to give any Member the right to be retained in the employment of an Employer or to interfere with the right of an Employer to terminate the employment of any Member at any time.

         19.2 Controlling Law: Subject to the provisions of ERISA, as the same may be amended from time to time, which may be applicable and provide to the contrary, this Plan shall be construed, regulated and administered under the laws of the State of Texas.

         19.3 Invalidity of Particular Provisions: In the event any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

         19.4 Non-Alienation of Benefits: Except as otherwise provided below and with respect to certain judgments and settlements pursuant to Section 401(a)(13) of the Code, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order unless such order is determined by the Committee to be a qualified domestic relations order, as defined in Section 414(p) of the Code.

         19.5 Copy Available to Members: A copy of this Plan and Trust Agreement and of any and all future amendments thereto shall be available to Members and their Beneficiaries for inspection at all reasonable times. In addition thereto, the Company shall print and distribute to all Employees a pamphlet setting forth the terms of the Plan or a summary of the principal provisions thereof.

         19.6 Evidence Furnished Conclusive: Each Employer, the Committee and any person or persons involved in the administration of the Plan shall be entitled to rely upon any certification, statement, or representation made or evidence furnished by an Employee, Member or Beneficiary with respect to his age, or other facts required to be determined under any of the provisions of the Plan, and shall not be liable on account of the payment of any monies or the doing of any act or failure to act in reliance thereon. Any such certification, statement, representation, or evidence, upon being duly made or furnished, shall be conclusively binding upon such Employee, Member or Beneficiary but not upon an Employer, the Committee, or any other person or persons involved in the administration of the Plan. Nothing herein contained shall be construed to prevent any of such parties from contesting any such certification, statement, representation, or evidence or to relieve the Employee, Member, or Beneficiary from the duty of submitting satisfactory proof of his age or such other fact.

         19.7 Unclaimed Benefits: If at, after, or during the time when a benefit hereunder is payable to any Member, Beneficiary or other distributee, the Committee, upon request of the Trustee, or at its own instance, shall mail by registered or certified mail to such Member, Beneficiary or distributee at his last known address a written demand for his then address or for satisfactory evidence of his continued life, or both, and if such Member, Beneficiary or distributee shall fail to furnish the same to the Committee within two years from the mailing of such demand, then the Committee may, in its sole discretion, determine that such Member, Beneficiary or other distributee has forfeited his right to such benefit and may declare such benefit, or any unpaid portion thereof, terminated as if the death of the distributee (with no surviving Beneficiary) had occurred on the date of the last payment made thereon or on the date such Member, Beneficiary or distributee first became entitled to receive benefit payments, whichever is later; provided, however, that such forfeited benefits shall be reinstated if a claim for the same is made by the Member, Beneficiary or other distributee at any time thereafter.

         19.8 Name and Address Changes: Each Member and each Beneficiary of a deceased Member shall at all times be responsible for notifying the Committee of any change in his name or address. If any check in payment of a benefit hereunder (which was mailed to the last address of the payee as shown on the Committee's records) is returned unclaimed, further payments shall be discontinued until the Committee directs otherwise.

         19.9 Payments in Satisfaction of Claims of Members: Any payment or distribution to any Member or his legal representative or Beneficiary in accordance with the provisions of this Plan shall be in full satisfaction of all claims under the Plan against the Trust Fund, the Committee, the Trustee and the Employer.

         19.10 Payment of Pre-Existing Pensions Assumed: Any person, who on the Effective Date of the Plan was a retired or former deferred vested Employee of the Employer receiving or entitled to receive a Pension from the Prior Plan or was the Spouse or Beneficiary of such an Employee, shall be deemed to be a retired Member or the Spouse or Beneficiary of a retired Member, respectively, for all purposes of the Plan except that, unless otherwise specified herein, the Pension such person is then receiving, or which would have become payable to such person or his Spouse or Beneficiary under the provisions of the Prior Plan of which he was a participant, shall be continued unchanged and shall be deemed to be the Pension payable under the Plan. Any such Pension shall be paid solely from the Trust Fund, and such person shall not have any right or claim against the Employer in respect of such Pension.

         19.11 Headings for Convenience Only: The headings and subheadings in this Plan are inserted for convenience and reference only and are not to be used in construing this Plan or any provision herein.

         19.12 Payments to Minors and Incompetents: If the Committee determines that any person to whom a payment is due hereunder is a minor or is incompetent by reason of physical or mental disability, the Committee shall have power to cause the payments becoming due to such person to be made to the guardian of the minor or the guardian of the estate of the incompetent, or to the County Clerk as allowed for under law without the Committee or the Trustee being responsible to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Committee, the Trustee, the Employer and any Affiliate.

                                   ARTICLE XX

                           TOP-HEAVY PLAN REQUIREMENTS

         20.1 General Rule: For any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section 20.8, any other provisions of this Plan to the contrary notwithstanding, this Plan shall be subject to the provisions of this Article XX.

         20.2 Vesting Provisions: Each Member who has completed an "Hour of Service" (as defined in Section 3.2 hereof) after the Plan becomes top heavy and while the Plan is top heavy and who has completed the Service specified in the following table shall be vested in his Accrued Benefit under this Plan at least as rapidly as is provided in the following schedule; except that the vesting provision set forth in Section 5.2 shall be used at any time in which it provides for more rapid vesting:

   Years of Service                 Vested Percentage
   ----------------                 -----------------
Less than 2 years                           0%
2 but less than 3 years                    20%
3 but less than 4 years                    40%
4 but less than 5 years                    60%
5 but less than 6 years                    80%
6 years of more                           100%

If an account becomes vested by reason of the application of the preceding schedule, it may not thereafter be forfeited by reason of re-employment after retirement pursuant to a suspension of benefits provision, by reason of withdrawal of any mandatory employee contributions to which employer contributions were keyed, or for any other reason. If the Plan subsequently ceases to be top heavy, the preceding schedule shall continue to apply with respect to any Member who had at least three years of service (as defined in Treasury Regulation Section 1.411(a)-8T(b)(3)) as of the close of the last year that the Plan was top heavy, except that each Member whose non-forfeitable percentage of his Accrued Benefit derived from employer contributions is determined under such amended schedule, and who has completed at least three years of service with the employer, may elect, during the election period, to have the non-forfeitable percentage of his Accrued Benefit derived from employer contributions determined without regard to such amendment if his non-forfeitable percentage under the Plan as amended is, at any time, less than such percentage determined without regard to such amendment. For all other Members, the non-forfeitable percentage of their Accrued Benefit prior to the date the Plan ceased to be top heavy shall not be reduced, but future increases in the non-forfeitable percentage shall be made only in accordance with Section 8.1.

         20.3 Minimum Benefit Provisions: Each Member who is a Non-Key Employee, as defined in Section 20.8, shall be entitled to an Accrued Benefit in the form of a single-life annuity (with no ancillary benefits) beginning at his Normal Retirement Date, that shall not be less than his average annual Member's Compensation, within the meaning of Code Section 415, for years in the Testing Period multiplied by the lesser of: (a) 2% multiplied by the number of years of Top-Heavy Service or (b) 20%. A Non-Key Employee may not fail to receive a minimum benefit because of a failure to receive a specified amount of Compensation or a failure to make mandatory employee or elective contributions.

                  "Testing Period" means, with respect to a Member, the period of consecutive years of Top-Heavy Service, not exceeding five, during which the Member had the greatest aggregate compensation, within the meaning of Code
Section 415, from the Company. "Top-Heavy Service" means his Service credited under Section 3.2. Top-Heavy Service shall not include any Service before July 1, 1984 or any Service that begins after the close of the last Plan Year in which the Plan was a Top-Heavy Plan. Years before and after such excluded periods shall be considered consecutive for purposes of determining the Testing Period.

         20.4 Limitation on Compensation: A Member's annual Compensation taken into account under this Article XX for purposes of computing benefits under this Plan for any Plan Year shall not be in excess of $160,000 (as adjusted). Such amount shall be adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his delegate pursuant to regulations for the calendar year in which such Plan Year commences.

         20.5 Limitation of Benefits: In the event that the Company, other Employer or an Affiliate (hereinafter in this Article collectively referred to as a "Considered Company") also maintains a defined contribution plan providing contributions on behalf of Members in this Plan, one of the two following provisions shall apply:

                  (a) If for a Plan Year this would not be a Top-Heavy Plan if "90%" were substituted for "60%" in Section 20.8, then the percentages used in Section 20.3 are changed to be the lesser of (i) 3% multiplied by the number of years of Top-Heavy Service or (ii) the lesser of 30% or 20% plus 1% for each year the Plan is taken into account under this subsection (a).

                  (b) If for a Plan Year this Plan would continue to be a Top-Heavy Plan if "90%" were substituted for "60%" in Section 20.8, then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction shall be calculated as set forth in
         Section 21.3, for the limitation year ending in such Plan Year by substituting "1.0" for "1.25" in each place such figure appears. This subsection (b) will not apply for such Plan Year with respect to any individual for whom there are no (i) Company contributions, forfeitures or voluntary non-deductible contributions allocated to such individual or (ii) accruals for such individual under the defined benefit plan. Furthermore, the transitional rule set forth in Code Section 415(e)(6)(B)(i) shall be applied by substituting "Forty-One Thousand Five Hundred Dollars ($41,500)" for "Fifty-One Thousand Eight Hundred Seventy-Five Dollars ($51,875)" where it appears therein.

                  This Section 20.5 shall not be effective for Limitation Years beginning after December 31, 1999.

         20.6 Coordination With Other Plans: In the event that another defined contribution or defined benefit plan maintained by a Considered Company provides contributions or benefits on behalf of Members in this Plan, such other plan shall be treated as a part of this Plan pursuant to applicable principles prescribed by U.S. Treasury Regulations or applicable IRS rulings (such as Revenue Ruling 81-202 or any successor ruling) to determine whether this Plan satisfies the requirements of Sections 20.2, 20.3 and 20.4 and to avoid inappropriate omissions or inappropriate duplication of minimum contributions. Such determination shall be made upon the advice of counsel by the Committee. In the event a Member is covered by a defined benefit plan which is top-heavy pursuant to Section 416 of the Code, a comparability analysis (as prescribed by Revenue Ruling 81-202 or any successor ruling) shall be performed in order to establish that the plans are providing benefits at least equal to the defined benefit minimum.

         20.7 Distributions to Certain Key Employees: Notwithstanding any other provision of this Plan to the contrary, the entire interest in this Plan of each Member who is a 5% owner (as described in Section 416(i)(A) of the Code determined with respect to the Plan Year ending in the calendar year in which such individual attains age 70 1/2) shall be distributed to such Member not later than the first day of April following the calendar year in which such individual attains age 70 1/2.

         20.8 Determination of Top-Heavy Status: The Plan shall be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the present value of the cumulative Accrued Benefits under the Plan determined as of the Valuation Date for Members (including former Members) who are Key Employees exceeds 60% of the present value of the cumulative accrued benefits under the Plan for all Members (including former Members) or, if this Plan is required to be in an Aggregation Group, any such Plan Year in which such Group is a Top-Heavy Group.

                  In determining Top-Heavy status, if an individual has not performed one Hour of Service for any Considered Company at any time during the five-year period ending on the Determination Date, any Accrued Benefit for such individual and the aggregate accounts of such individual shall not be taken into account. The Accrued Benefit of any employee (other than a Key Employee) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Aggregation Group or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

                  For purposes of this Section, the capitalized words have the following meanings:

                  (a) "Aggregation Group" means the group of plans, if any, that includes both the group of plans that is required to be aggregated and the group of plans that is permitted to be aggregated. The group of plans that is required to be aggregated (the "required aggregation group") includes:

                           (i) Each plan of a Considered Company in which a Key Employee is a member, including collectively bargained plans; and

                           (ii) Each other plan, including collectively bargained plans, of a Considered Company which enables a plan in which a Key Employee is a member to meet the requirements of either Code Section 401(a)(4) or 410.

         The group of plans that is permitted to be aggregated (the "permissive aggregation group") includes the required aggregation group and any plan that is not part of the required aggregation group that the Committee certifies as constituting a plan within the permissive aggregation group. Such plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues to meet the requirements of both Code Sections 401(a)(4) and 410.

                  (b) "Determination Date" means for any Plan Year the last day of the immediately preceding Plan Year or in the case of the first Plan Year of the Plan, Determination Date means the last day of such Plan Year.

                  (c) "Key Employee" as defined in Code Section 416(i)(1) means any Employee or former Employee who at any time during the Plan Year containing the Determination Date or the four preceding Plan Years, is or was (1) an officer of the Employer having annual compensation for such Plan Year which is in excess of 50% of the dollar limit in effect under Code Section 415(b)(1)(A) for the calendar year in which such Plan Year ends; (2) an owner for (or considered as owning within the meaning of Code Section 318) both more than an one-half percent interest as well as one of the ten largest interests in the Employer and having annual compensation greater than the dollar limit in effect under Code Section 415(c)(1)(A) for the year; (3) a 5% owner of the Employer; or (4) a 1% owner of the Employer who has annual compensation of more than $150,000. For purposes of determining 5% and 1% owners, neither the aggregation rules nor the rules of subsections
         (b), (c) and (m) of Code Section 414 apply. Beneficiaries of an Employee acquire the character of the Employee who performed service for the Employer. Also, inherited benefits will retain the character of the benefits of the Employee who performed services for the Employer.

                  (d) A "Non-Key Employee" means any employee (and any beneficiary of an employee) who is not a Key Employee.

                  (e) "Top-Heavy Group" means the Aggregation Group, if as of the applicable Determination Date, the sum of the present value of the cumulative Accrued Benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds 60% of the sum of the present value of the cumulative Accrued Benefits for all employees, excluding former Key Employees as provided in paragraph (i) below, under all such defined benefit plans plus the aggregate accounts for all employees, excluding former Key Employees as provided in paragraph (i) below, under all such defined contribution plans. In determining Top-Heavy status, if an individual has not performed one Hour of Service for any Considered Company at any time during the five-year period ending on the Determination Date, any Accrued Benefit for such individual and the aggregate accounts of such individual shall not be taken into account. If the Aggregation Group that is a Top-Heavy Group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as Top-Heavy Plans. If the Aggregation Group is not a Top-Heavy Group, no plan within such group will be a Top-Heavy Plan.

         In determining whether this Plan constitutes a Top-Heavy Plan, the Committee (or its agent) will make the following adjustments in connection therewith:

                  (a) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's Determination Date the present value of the Accrued Benefits (for this purpose using the actuarial assumptions set forth in the applicable plan, and if such assumptions are not set forth in the applicable plan, using the assumptions set forth in this Plan) or account balance. The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

                  (b) In determining the present value of the cumulative Accrued Benefit (for this purpose using the actuarial assumptions set forth in Section 1.3 hereof) or the amount of the account of any employee, such present value or account will include the amount in dollar value of the aggregate distributions made to such employee under the applicable plan during the five-year period ending on the Determination Date unless reflected in the value of the Accrued Benefit or account balance as of the most recent Valuation Date. The amounts will include distributions to employees which represented the entire amount credited to their accounts under the applicable plan.

                  (c) Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer) as follows:

                           (i) If the rollover contribution (or similar transfer) is initiated by the employee and made to or from a plan maintained by a Considered Company, the plan providing the distribution shall include such distribution in the present value or such account; the plan accepting the distribution shall not include such distribution in the present value or such account unless the plan accepted it before December 31, 1983.

                           (ii) If the rollover contribution (or similar transfer) is not initiated by the employee or made from a plan maintained by a Considered Company, the plan accepting the distribution shall include such distribution in the present value or such account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value or such account.

                  (d) Further, in making such determination, in any case where an individual is a Non-Key Employee with respect to an applicable plan but was a

         Key Employee with respect to such plan for any prior Plan Year, any Accrued Benefit and any account of such employee shall be altogether disregarded. For this purpose, to the extent that a Key Employee is deemed to be a Key Employee if he or she met the definition of Key Employee within any of the four preceding Plan Years, this provision shall apply following the end of such period of time.

                  (e) "Valuation Date" means for purposes for determining the present value of an Accrued Benefit as of the Determination Date the date determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date. For the first plan year of a plan, the Accrued Benefit for a current employee shall be determined either as if the individual (i) terminated service as of the Determination Date or (ii) terminated service as of the Valuation Date, but taking into account the estimated Accrued Benefit as of the Determination Date. The Valuation Date shall be determined in accordance with the principles set forth in Q.&A. T-25 of Treasury Regulations Section 1.416-1.

                  (f) For purposes of this Article, "Compensation" shall have the meaning given to it in Section 21.4(e) of the Plan.

                                  ARTICLE XXI

                             LIMITATION ON BENEFITS

                  Notwithstanding any provision of this Plan to the contrary, the total Annual Benefit received by an Employee shall be subject to the following limitations:

         21.1     Single Defined Benefit Plan.

                  The normal retirement benefit of any Employee under this Plan cannot exceed the lesser of $90,000 (increased annually for Limitation Years beginning after December 31, 1987 in accordance with Section 415(d) of the Code to reflect cost-of-living adjustments) or 100% of such Employee's Average Compensation. For purposes of determining whether an Employee's benefits exceed these limitations, the following rules shall apply:

                  (a)      Adjustment If Benefit Not Single Life Annuity

                           If the normal form of benefit is other than a Single Life Annuity, such form must be adjusted actuarially to the equivalent of a Single Life Annuity. This Single Life Annuity cannot exceed the maximum dollar or percent limitations outlined above. No adjustment is required for the following: qualified joint and survivor annuity benefits, pre-retirement disability benefits, pre-retirement death benefits and post-retirement medical benefits.

                  (b) Adjustment If Benefit Commences Before Social Security Retirement Age

                           If benefit distributions commence before Social Security Retirement Age, the actual retirement benefit cannot exceed the lesser of 100% of the Employee's Average Compensation or the adjusted dollar limitation. The adjusted dollar limitation is the Actuarial Equivalent of $90,000 commencing at Social Security Retirement Age.

                  (c) Adjustment If Benefit Commences After Social Security Retirement Age

                           If Plan benefits commence after Social Security Retirement Age, the dollar limitation shall be adjusted to the Actuarial Equivalent of $90,000 commencing at Social Security Retirement Age.

                  (d)      Social Security Retirement Age Defined

                           "Social Security Retirement Age" as used herein shall mean the age used as the retirement age under Section 216(l) of the Social Security Act, except that such Section shall be applied without regard to the age increase factor and as if the early retirement age under Section 216(l)(2) of such Act were 62.

                  (e)      Interest Assumption

                           The interest rate used for adjusting the maximum
                  limitations above shall be:

                           (i) For benefits commencing before Social Security Retirement Age and for forms of benefit other than straight life annuity, the greater of:

                                    A       5%; or

                                    B     the rate used to determine actuarial
                           equivalence for other purposes of this Plan.

                           (ii) For benefits commencing after Social Security Retirement Age, the lesser of:

                                    A       5%; or

                                    B     the rate used to determine actuarial
                           equivalence for other purposes of this Plan.

                  (f)      Reduction For Service Less Than 10 Years

                           In the case of an Employee who has less than 10 years of participation in a defined benefit plan of the Employer, the benefits shall not exceed the limit set forth in Article XXI above multiplied by a fraction, the numerator of which is the number of years (or part thereof) of participation in a defined benefit plan of the Employer and the denominator of which is 10.

                  (g)      Adjustment For Small Benefits

                           In the case of an Employee whose Annual Benefit is not in excess of $10,000, the benefits payable with respect to such Employee under this Plan shall be deemed not to exceed the limitation of this Section if:

                           (i) The Annual Benefits payable with respect to such Employee under this Plan and all other defined benefit plans of the Employer do not exceed $10,000 for the Plan Year or for any prior Plan Year; and

                           (ii) The Employer has not at any time maintained a defined contribution plan in which the Employee participated.

                  (h)      Protected Accrued Benefit

                           Notwithstanding anything in this Article XXI to the contrary, the maximum annual benefit for any Member in a defined benefit plan in existence on

         July 1, 1982 shall not be less than the protected current Accrued Benefit, payable annually, as provided for under question T-3 of Internal Revenue Service Notice 83-10, 1983-1 C.B. 536. In the case of an individual who was a participant in one or more defined benefit plans of the Employer as of the first day of the first Limitation Year beginning after December 31, 1986, the application of the limitation of this Article XXI shall not cause the maximum permissible amount for such individual under all such defined benefit plans to be less than the individual's current Accrued Benefit. The preceding sentence applies only if such defined benefit plans met the requirements of Code
         Section 415 for all Limitation Years beginning before January 1, 1987.

         21.2     Two or More Defined Benefit Plans

                  If the Employer maintains one or more defined benefit plans in addition to this Plan, the sum of the normal retirement benefits of all plans will be treated as a single benefit for the purposes of applying the limitations in Article XXI. If these benefits exceed, in the aggregate, the limitations in
Article XXI, the normal retirement benefit under this Plan shall be reduced (but not below zero) until the sum of the benefits of the remaining plans satisfy the limitations.

         21.3     Defined Contribution Plan and Defined Benefit Plan

                  (a) General Rule: Effective for Limitation Years beginning prior to January 1, 2000, if the Employer maintains (or has ever maintained) one or more defined contribution plans and one or more defined benefit plans, the sum of the "defined contribution plan fraction" and the "defined benefit plan fraction," as defined below, cannot exceed 1.0 for any Limitation Year. For purposes of this paragraph, employee contributions to a qualified defined benefit plan are treated as a separate defined contribution plan. For purposes of this paragraph, all defined contribution plans of an Employer are to be treated as one defined contribution plan and all defined benefit plans of an Employer are to be treated as one defined benefit plan, whether or not such plans have been terminated.

                           If the sum of the defined contribution plan fraction and defined benefit plan fraction exceeds 1.0, the Annual Benefit of this Plan and any other defined benefit plans of an Employer will be reduced so that the sum of the fractions will not exceed 1.0. In no event will the Annual Benefit be decreased below the amount of the Accrued Benefit to date. If additional reductions are required for the sum of the fractions to equal 1.0, the reductions will then be made to the Annual Additions of the defined contribution plans.

                  (b)      Defined Contribution Plan Fraction

                           (i) General Rule: The defined contribution plan fraction for any year is (A) divided by (B), where:

                                    A is the sum of the actual Annual Additions
                           to the Employee's account at the close of the Limitation Year; and

                                    B is the sum of the lesser of the following
                           amounts determined for such year and for each prior year of service of the Employee:

                                          A.1  1.25 times the dollar limitation
                                    in effect for each such year (without regard to the special dollar limitations for employee stock ownership plans); or

                                          A.2  1.4 times 25% of the Employee's
                                    Compensation for each such year.

                           (ii) If the Employee was a participant as of the first day of the First Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plans made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                  (c)      Defined Benefit Plan Fraction

                           (i) General Rule: The defined benefit plan fraction for any year is A divided by B, where:

                                    A is the projected Annual Benefit of the
                           Employee under the Plan (determined as of the close of the Limitation Year); and

                                    B is the lesser of:

                                          A.1  1.25 times the dollar limitation
                                    (adjusted, if necessary) for such year; or

                                          A.2  1.4 times 100% of the Employee's
                                    Average Compensation for the high three
                                    years (adjusted, if necessary).

                           (ii) Notwithstanding the above, if the Employee was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the Annual Benefits under such plans which the Employee had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 as in effect for all Limitation Years beginning before January 1, 1987.

                  (d) Termination of Section 21.3 - From and after January 1, 2000, the provisions of this Section 21.3 shall no longer apply.

         21.4     Definitions

                  (a) Employer: The Company and any other Employer that adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)) or which constitutes trades and businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c) as modified by Code Section 415(h)) or an affiliated service group (as defined in Code Section 414(m)), all such employers shall be considered a single Employer for purposes of applying the limitations of this Section.

                  (b) Excess Amount: The excess of the Employee's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

                  (c) Limitation Year: A 12 consecutive month period ending on December 31.

                  (d) Maximum Permissible Amount: For a Limitation Year, the Maximum Permissible Amount with respect to any Employee shall be the lesser of:

                           (i) $30,000 (increased annually for Limitation Years beginning after December 31, 1987 in accordance with
                  Section 415(d) of the Code to reflect cost-of-living adjustments); or

                           (ii) 25% of the Employee's Compensation for the Limitation Year.

                  (e) Compensation: For purposes of determining compliance with the limitations of Code Section 415, Compensation shall mean an Employee's earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan, including, but not limited to, commissions paid to salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips and bonuses, and excluding the following:

                           (i) Employer contributions to a plan of deferred compensation to the extent contributions are not included in gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a simplified employee pension plan to the extent such contributions are deductible under Code Section 219(b)(2), and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed (however, any amounts received by an Employee pursuant to an unfunded non-qualified plan may be considered as Compensation in the year such amounts are included in the gross income of the Employee);

                           (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                           (iv) other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described under Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

         For purposes of applying the limitations in this Article, amounts included as Compensation are those actually paid or made available to an Employee within the Limitation Year. For Limitation Years beginning after December 31, 1998, Compensation shall be limited to $160,000 (unless adjusted in the same manner as permitted under Code Section 415(d)). Notwithstanding anything to the contrary in the definition, Compensation shall include any and all items which may be includable in Compensation under Section 415(c)(3) of the Code.

                  (f) Average Compensation: The average Compensation during an Employee's high three years of service, which period is the three consecutive calendar years (or, the actual number of consecutive years of employment for those Employees who are employed for less than three consecutive years with the Employer) during which the Employee had the greatest aggregate Compensation from the Employer.

                  (g) Annual Benefit: A benefit payable annually in the form of a straight life annuity (with no ancillary benefits) under a plan to which Employees do not contribute and under which no rollover contributions are made.

                  (h) Annual Additions: With respect to each Limitation Year, the total of the employer contributions, employee contributions, forfeitures, and amounts described in Code Sections 415(l) and 419A(d)(2) which are allocated on behalf of an Employee.

                                  ARTICLE XXII

                          CERTAIN WELFARE BENEFITS FOR
                 ELIGIBLE RETIRED EMPLOYEES AND THEIR DEPENDENTS

                  This Article XXII provides for the payment of Welfare Benefits to Eligible Retirees and to Eligible Dependents as provided below. The Welfare Benefits are intended to meet the requirements of Section 401(h) of the Code and the regulations thereunder.

         22.1 Definitions: For purposes of this Article XXII, the following terms shall have the meanings set forth below and shall, with respect to this
Article XXII, supersede any other definitions of the same terms which appear in any other Article of the Plan. Capitalized terms not defined in this Section
22.1 shall have the meanings assigned to them in Article I of the Plan.

                  (a) "Eligible Dependent" means an individual who is covered under any Welfare Benefit Program as a spouse or dependent of an Eligible Retiree.

                  (b) "Eligible Retiree" means any individual who is covered under any Welfare Benefit Program as a "Retired Person" (as such term is defined in the applicable Welfare Benefit Program) and who meets the following conditions:

                           (i) the individual was employed by HL&P on his or her Retirement Date;

                           (ii) the individual's entitlement to Welfare Benefit Program benefits as a Retired Person is not a consequence of good faith bargaining between employee representatives and one or more employers;

                           (iii) the individual was not a Key Employee at any time during any Plan Year during which contributions were made to the Welfare Benefits Account on his behalf;

                           (iv) the individual, if employed by HL&P on December 1, 1995, will not have attained age 60 as of January 1, 1996; and

                           (v) the individual meets all requirements for participation in the applicable Welfare Benefit Program, including the payment of any required contributions.

                  (c) "HL&P" means Houston Lighting & Power Company, a Texas corporation, or any successor thereto.

                  (d) "Key Employee" means a Key Employee within the meaning of Section 416(i) of the Code.

                  (e) "Welfare Benefits" means payment of benefits under this Article XXII pursuant to the terms of any Welfare Benefit Program, whether directly or through the payment of insurance premiums for such benefits.

                  (f) "Welfare Benefits Account" means the account established pursuant to Section 22.4.

                  (g) "Welfare Benefit Programs" means the Reliant Energy, Incorporated Medical Plan, as amended and restated effective January 1, 1999 and as thereafter amended from time to time and the Reliant Energy, Incorporated Dental Plan, as amended and restated effective January 1, 1999 and as thereafter amended from time to time.

         22.2 Payment of Welfare Benefits: Welfare Benefits shall be paid from the Welfare Benefits Account to or on behalf of Eligible Retirees and Eligible Dependents in accordance with the terms and conditions, and subject to the limitations, of the Welfare Benefit Program(s) under which they are eligible to receive benefits. The applicable provisions of each of the Welfare Benefit Programs are incorporated in this document by reference, and all references in this Article XXII to the Welfare Benefit Programs shall be interpreted to mean the applicable provisions of all such programs as incorporated by reference.

                  Welfare Benefits shall be paid under this Article XXII only to the extent that there are sufficient funds to provide such benefits available in the Welfare Benefits Account. In no event shall any benefits be paid under this
Article XXII to the extent the same benefits are paid directly by HL&P or any other plan, program or arrangement.

         22.3 Effect of This Article on the Welfare Benefit Programs: The Committee may amend, suspend or terminate the Welfare Benefit Programs in accordance with their terms at any time, including without limitation, changing the class of Eligible Retirees and Eligible Dependents eligible for benefits thereunder, the types of benefits covered, the level of payment to providers or reimbursement to Eligible Retirees and Eligible Dependents, and the contributions required of Eligible Retirees and Eligible Dependents. The addition of this Article XXII to the Plan shall not in any way affect the ability to amend, suspend or terminate the Welfare Benefit Programs. In the event of any amendment, suspension or termination of either of the Welfare Benefit Programs, covered services and expenses incurred prior to the effective date of the amendment, suspension or termination shall be payable under Section
22.2 without regard to such amendment, suspension or termination.

         22.4 Establishment of Welfare Benefits Account: A separate Welfare Benefits Account shall be established and maintained with respect to contributions made to the Plan to fund the Welfare Benefits. Such account shall be for recordkeeping purposes only and the Trustee need not separately invest the assets of the Welfare Benefits Account from other Plan funds unless instructed to do so by the Committee. If the Welfare Benefits Account is not separately invested from other Plan funds, a proportionate share of the gain and loss for the entire Trust Fund shall be allocated to the Welfare Benefits Account annually as specified by the Committee. The establishment of the Welfare Benefits Account shall not obligate HL&P to maintain any specific level of funding in such account.

         22.5 Contributions to the Welfare Benefits Account: HL&P shall contribute to the Welfare Benefits Account in such amounts and at such times as it may determine. Welfare Benefits shall be subordinate to the pension benefits provided under the other Articles of this Plan, in that the aggregate contributions to the Welfare Benefits Account, when added to any amounts contributed to the Plan with respect to death benefits provided under the Plan, shall not at any time exceed 25% of the total contributions made to the Plan on or after December 1, 1995 (other than contributions to fund past Service credits) for all benefits under the Plan. All contributions to the Welfare Benefits Account shall be so designated when paid to the Trustee, who shall hold such contributions in trust for the payment of Welfare Benefits.

         22.6 Forfeiture: In the event an individual's interest in the Welfare Benefits Account is forfeited prior to (a) the termination of the Plan,
(b) elimination of the obligation to provide Welfare Benefits hereunder or (c) termination of all of the Welfare Benefit Programs (as further described in Section 22.7), an amount equal to the amount of such forfeiture shall be applied as soon as practicable thereafter to reduce HL&P's future contributions to the Welfare Benefits Account.

         22.7 Expenses: All reasonable expenses of administering the Welfare Benefits Account, including, but not limited to, reasonable expenses and compensation of the Trustee, attorneys, auditors, investment advisors, investment managers, actuaries and other consultants, shall be paid out of the Trust Fund at the direction of the Committee, unless the amount of such expenses and compensation shall be paid by HL&P.

         22.8 Non-Diversion of Welfare Benefit Account Assets: Plan assets allocated to the Welfare Benefits Account may not be used for, or diverted to, any purpose (including the payment of pension benefits) other than payment of Welfare Benefits and expenses as described in Section 22.7 prior to the satisfaction of all liabilities under this Article XXII to provide for the payment of Welfare Benefits. In this regard, if (a) the Plan is terminated, (b) the requirement that Welfare Benefits be provided under this Article XXII is eliminated by amendment, or (c) the Welfare Benefit Programs are all terminated, Welfare Benefits payable with respect to periods occurring prior to such amendment or termination shall continue to be payable under this Article XXII to the extent then funded. Any amounts remaining in the Welfare Benefits Account after the satisfaction of all liabilities for such Welfare Benefits shall be returned to HL&P.

         22.9 Amendment or Termination of Welfare Benefits: The Company may amend or terminate this Article XXII in whole or in part at any time. The Committee may, at any time and from time to time to the extent that it may deem advisable, (a) amend any provision of this Article XXII for any changes required by applicable law or by the Internal Revenue Service to maintain the qualified status of the Plan or compliance of this Article XXII with the requirements of Code Section 401(h) and the regulations thereunder and (b) amend the administrative provisions of this Article XXII for any reason.

                  IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officers and its seal to be hereunto affixed in a number of copies each of which shall be deemed an original but all of which shall constitute but one and the same instrument, this 29th day of December, 1999, but effective as of January 1, 1999.

                           RELIANT ENERGY, INCORPORATED

                           By /s/ LEE W. HOGAN
                              --------------------------------------------------
                              Lee W. Hogan, Chairman of the Benefits Committee

ATTEST:

/s/ LYNNE HARKEL-RUMFORD
-------------------------------------
Lynne Harkel-Rumford,
Secretary of the Benefits Committee

                                   APPENDIX A

                  This Appendix A forms part of the Reliant Energy, Incorporated Retirement Plan (the "Plan"), amended and restated effective January 1, 1999. Terms used in this Appendix A shall have the meanings provided in the Plan, unless the context clearly indicates otherwise. The provisions of this Appendix A shall apply to certain NorAm Members and Minnegasco Members, as detailed below.

         A.1 NorAm Members: In addition to the optional forms of payment provided in Section 11.4 of the Plan, the following additional optional forms of benefit are available with respect to the Member's NorAm Pension. For purposes of this Section A.1, Spouse means the individual to whom the NorAm Member is legally married under the laws of the State (within the meaning of Section 3(10) of ERISA) in which he is domiciled, or if he is domiciled outside the United States, under the laws of the State of Texas.

                  (A) Joint and 66 2/3% Survivor Annuity: A NorAm Member may elect a monthly annuity payable to the NorAm Member during the joint lifetime of the Member and the Member's Spouse, and after the death of either of them, a monthly survivor annuity for the life of the survivor of them which is equal to 66 2/3% of the amount of the monthly annuity payable during the joint lives of the NorAm Member and the Spouse.

                  (B) Straight-Life Annuity with Guaranteed Payments: In the event that a NorAm Member elects Option 2 under Section 11.4, then with respect to his or her NorAm Pension, if the NorAm Member dies leaving no Beneficiaries surviving him, then remaining monthly payment will be converted into an Actuarial Equivalent lump sum payment and paid to the NorAm Member's surviving spouse or, if he has no surviving spouse, equally to his surviving children, and if he has no surviving spouse or children, to his estate.

         A.2 Minnegasco Members: In addition to the optional forms of payment provided in Section 11.4 of the Plan, the following additional optional forms of benefit are available with respect to the Minnegasco Pension for a Minnegasco Member who was also a "Midwest Employee" within the meaning of
Section 15.6 of the Minnegasco Plan.

                  (A) Five-Year Certain and Life Annuity: The benefit provided in Option 1 under Section 11.4(a) of the Plan, provided, however, that the Member may elect a period certain of five years.

                  (B)      Joint Annuity with Guaranteed Five-Year Payment
         Period: The benefit provided in Option 2 under Section 11.4(a) of the Plan, provided, however, that the Member may elect such benefit with a five-year period certain such that, in the event the Member dies before payments have been made for a five-year period, then payments shall continue at the level of the Member's payment for the balance of such period, at which point the reduced payment, if applicable, payable to the Beneficiary shall commence.

                  (C)      Level Income Option:

                           (1) The Actuarial Equivalent of the Single Life Annuity otherwise payable for the life of the Member with monthly payments during the Member's life, provided that the amount of such monthly payment shall be adjusted to reflect that the Member receives a Primary Social Security Benefit at Social Security Retirement Age or such earlier age as the Member elects to receive a Primary Social Security Benefit so that the sum of the monthly payment hereunder plus the monthly payment of the Member's Primary Social Security Benefit approximately equals the amount of monthly pension payment hereunder prior to such adjustment.

                           (2) For purposes of the Level Income Option provided pursuant to this Section A.2(C), the following words and phrases shall have the respective meanings set forth below:

                                    (a)   Old Age Insurance Benefit shall have
                           the meaning ascribed to it in the federal Social Security Act as amended and in effect on the affected Member's date of death, termination of Service, or on his Normal Retirement Date if earlier, as the case may be.

                                    (b)   Primary Social Security Benefit means
                           the amount of annual benefit which a Member would be entitled to receive as such Member's Old Age Insurance Benefit assuming that such Member has made or will make the appropriate application to receive such benefit as soon as eligible therefor, and that no event occurs to delay or forfeit any part of such benefit. If the Member is eligible for an early retirement benefit as set forth in the Minnegasco Plan, then the Primary Social Security Benefit shall be determined as if the Member receives no further Compensation. In all other situations, the Primary Social Security Benefit may be calculated by estimating future Compensation history using the last rate of Compensation from the Employer.

                                    (c)   Social Security Retirement Age means
                           age 65 for Members born before 1938, age 66 for Members born after 1937 and prior to 1955, and age 67 for Members born after 1954.

                                   APPENDIX B

                  This Appendix B forms part of the Reliant Energy, Incorporated Retirement Plan (the "Plan"), amended and restated effective January 1, 1999. Terms used in this Appendix B shall have the meanings provided in the Plan, unless the context clearly indicates otherwise. The provisions of this Appendix B shall apply to NorAm Members whose Accrued Pension consists in part of an Employee Derived Accrued Benefit.

         B.1      Definitions:

                  (A) Employee Derived Accrued Benefit means the portion of the NorAm Member's Accrued Pension equal to his "accumulated contributions" as defined in Code Section 411(c)(2)(C) expressed as an annual benefit commencing at age 65 using the "Applicable Interest Rate," as defined in the NorAm Plan, and actuarially adjusted in the manner required under Code Section 411(c)(3) for benefits payable as an amount other than an annual benefit commencing at age 65 or other than an annual benefit in the form of a Single Life Annuity (without ancillary benefits) commencing at age 65.

                  (B)      Entex Participant is defined in the NorAm Plan.

         B.2 Distribution of Employee Derived Accrued Benefit: An Entex Participant who is entitled to receive a vested Pension under Section 5.1 of the Plan may elect, no later than 45 days after receipt of a written explanation of his payment options, to receive an immediate lump-sum payment in an amount equal to the Member's Employee Derived Accrued Benefit, without regard to whether such Member elects an immediate lump-sum payment of the rest of his Pension. In lieu of such lump-sum payment, the Member may elect to receive an immediate annuity paid in the normal form that is the Actuarial Equivalent of such lump-sum payment. If an Entex Participant elects to receive a benefit under this subsection, the Member's Pension will be reduced by the Actuarial Equivalent of the benefit paid hereunder. An Entex Participant's elections under this subsection are subject to the consent requirements of Section 11.3 of the Plan.